Exhibit 4c

Demerger Deed

Alumina Limited
WMC Resources Ltd

Arthur Robinson & Hedderwicks
Stock Exchange Centre
530 Collins Street
Melbourne 3000 Australia
Tel 61 3 9614 1011
Fax 61 3 9614 4661

gmbm M0111196283v2 304439672 GMB:JW

© Copyright Arthur Robinson & Hedderwicks 2002

Demerger Deed	Arthur Robinson & Hedderwicks

Table of Contents

1.	Demerger		1
	1.1	Background	1
	1.2	Purpose and objectives	2
	1.3	Formation of this deed	2
	1.4	Accounting separation	2
	1.5	Inconsistency	3

2.	Fundamental Principles of the Demerger		3
	2.1	Purpose	3
	2.2	Demerger Principle	3
	2.3	Effect of Demerger on parties’ rights and obligations	4
	2.4	No right to make a Claim by WMC Resources	5
	2.5	No right to make a Claim by Alumina Limited	5
	2.6	Excluded Claims – WMC Resources	6
	2.7	Excluded Claims – Alumina Limited	6
	2.8	Information	7
	2.9	Implied warranties – WMC Resources	7
	2.10	Indemnity from WMC Resources	7
	2.11	Indemnity from Alumina Limited	7
	2.12	Indemnity in favour of WMC Resources – Listing	7
	2.13	Indemnity in favor of Alumina Limited – Demerger Costs	8

3.	Restructure of the WMC Resources Group		8
	3.1	Restructure	8
	3.2	Application of clause	9
	3.3	Notice of transfer – Required Assets	9
	3.4	Transfer of Required Assets	9
	3.5	Indemnity in favour of Alumina Limited – Required Assets	10
	3.6	Notice of transfer – Retained Assets	11
	3.7	Transfer of Retained Assets	12
	3.8	Indemnity in favour of WMC Resources – Retained Assets	13
	3.9	Limit on indemnities – Required Assets and Retained Assets	13
	3.10	Completion of Restructure	14
	3.11	US Companies	15

4.	Contracts		15
	4.1	Acknowledgment	15
	4.2	Assignment or novation of Contracts	15
	4.3	Indemnity from WMC Resources	17
	4.4	Indemnity from Alumina Limited	18
	4.5	Indemnities – Other disposals of assets and businesses prior to Demerger	18

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5.	Intellectual Property		19
	5.1	Ownership of WMC Resources Names	19
	5.2	Prohibition on use of WMC Resources Names	19
	5.3	Transitional use of WMC Resources Names	20
	5.4	Principles for determining ownership of other Intellectual Property	20
	5.5	Assignment of copyright	22
	5.6	No right to make a Claim – Intellectual Property – WMC Resources	22
	5.7	No right to make a Claim – Intellectual Property – Alumina Limited	23

6.	Liabilities		23
	6.1	Acceptance of Demerged Business Liabilities – WMC Resources	23
	6.2	Indemnity – WMC Resources	23
	6.3	Acceptance of Retained Business Liabilities – Alumina Limited	23
	6.4	Indemnity – Alumina Limited	24

7.	Litigation		24
	7.1	Management of Litigation and Claims	24
	7.2	No right to bring Claims	24
	7.3	Indemnity in favour of Alumina Limited	24
	7.4	Indemnity in favour of WMC Resources	25
	7.5	Existing Litigation Matters	25
	7.6	Joint Litigation Matters	25
	7.7	Claims by third parties against Alumina Limited after the Demerger Date	26
	7.8	Claims by third parties against WMC Resources after Demerger Date	29
	7.9	Excluded Litigation Matters	32
	7.10	Assignment of litigation	33

8.	Employees		33
	8.1	Indemnity – WMC Resources	33
	8.2	Indemnity – Alumina Limited	34
	8.3	WMC Resources’ responsibility and indemnity	34
	8.4	Alumina Limited’s responsibility and indemnity	34

9.	Superannuation		35
	9.1	General	35
	9.2	Alumina Limited indemnity	35
	9.3	Transfer of amounts	35

10.	Insurance		36
	10.1	Demerged Business insurance	36
	10.2	D&O insurance	37
	10.3	Insurance and WMC Resources Indemnities	38
	10.4	Insurance and Alumina Limited Indemnities	39

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Demerger Deed	Arthur Robinson & Hedderwicks

11.	Guarantees		39
	11.1	Deed of Cross Guarantee	39
	11.2	Removal of other Alumina Limited Guarantees	40
	11.3	No further issues by WMC Resources	40
	11.4	Indemnity from WMC Resources	40
	11.5	Indemnity from Alumina Limited	41

12.	Access to Records, Assistance and Taxation		41
	12.1	Delivery of Records by Alumina Limited	41
	12.2	Delivery of Records by WMC Resources	41
	12.3	Deemed delivery	42
	12.4	Audit co-operation	42
	12.5	Tax assistance – WMC Resources	42
	12.6	Tax assistance – Alumina Limited	43
	12.7	Tax Consolidation – Alumina Limited	43

13.	Alumina Limited Tax Claims		43
	13.1	Indemnity for Alumina Limited Tax Claims	43
	13.2	Exclusions	44
	13.3	Payment	45
	13.4	Notice and assistance	45
	13.5	Action taken	45
	13.6	Alumina Limited indemnity	46
	13.7	Expert	46
	13.8	Accounting for Tax refunds	47

14.	WMC Resources Tax Claims		47
	14.1	Indemnity for WMC Resources Tax Claims	47
	14.2	Exclusions	48
	14.3	Payment	49
	14.4	Notice and assistance	49
	14.5	Action taken	49
	14.6	WMC Resources indemnity	49
	14.7	Expert	50
	14.8	Accounting for Tax Refunds	51

15.	Regulatory Matters		51
	15.1	Transfer of Statutory Licences	51
	15.2	Enquiries by Governmental Agencies	51

16.	Indemnity		52
	16.1	Alumina Limited indemnity	52
	16.2	WMC Resources indemnity	52
	16.3	Alumina Limited indemnity not affected	52
	16.4	WMC Resources indemnity not affected	52

17.	Tax Adjustment for Indemnities		53
	17.1	Alumina Limited Indemnities	53
	17.2	WMC Resources Indemnities	54
	17.3	Gross-up for Alumina Limited Indemnities	54
	17.4	Gross-up for WMC Resources Indemnities	54

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Demerger Deed	Arthur Robinson & Hedderwicks

18.	Dispute Resolution		55
	18.1	Dispute	55
	18.2	Notice of dispute	55
	18.3	Resolution of dispute	55
	18.4	Second appointment	55
	18.5	Resolution of dispute	55
	18.6	Exchange of information	56
	18.7	Interlocutory relief	56

19.	Warranties		56
	19.1	Warranties	56
	19.2	Reliance on representations and warranties	57

20.	GST		57
	20.1	GST to be added to amounts payable	57
	20.2	Tax Invoice and Adjustment Note	57
	20.3	Liability net of GST	57
	20.4	Revenue exclusive of GST	57
	20.5	Cost exclusive of GST	57
	20.6	GST obligations to survive termination	57

21.	Confidentiality		58
	21.1	Disclosure of Confidential Information by WMC Resources	58
	21.2	Disclosure of Confidential Information by Alumina Limited	58
	21.3	Disclosure by recipient of Confidential Information	59
	21.4	Use of Confidential Information by WMC Resources	59
	21.5	Use of Confidential Information by Alumina Limited	59
	21.6	Excluded information	59
	21.7	Return of Confidential Information	60
	21.8	Use and disclosure of combined confidential Information	60
	21.9	Termination	60
	21.10	No disclosure	60
	21.11	Beneficiaries to be bound	60

22.	Notices		60

23.	Miscellaneous		61
	23.1	Costs and stamp duty	61
	23.2	Amendment	62
	23.3	Approvals and consent	62
	23.4	Assignment	62
	23.5	Further assurances	62
	23.6	Entire agreement	62
	23.7	No waiver	62
	23.8	Rights cumulative	62
	23.9	Severability	63
	23.10	No merger	63

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	23.11	Indemnities	63
	23.12	Benefit for Alumina Limited and Beneficiaries	63
	23.13	Benefit for WMC Resources and Beneficiaries	63
	23.14	Enurement	63
	23.15	Governing law and jurisdiction	63
	23.16	Counterparts	64

24.	Definitions and Interpretation		64
	24.1	Definitions	64
	24.2	Interpretation	76

Schedule 1			77
	Sale Shares		77

Schedule 2			79
	Alumina Limited Group		79

Schedule 3			80
	WMC Resources Group		80

Schedule 4			82
	Previous divestments to third parties		82

Schedule 5			83
	Existing Litigation Matters		83

Schedule 6			84
	Conduct of Joint Litigation Matters		84

Schedule 7			85
	Alumina Limited Guarantees		85

Page (v)

Demerger Deed	Arthur Robinson & Hedderwicks

Date	11 December 2002

Parties

1.	Alumina Limited (ABN 85 004 820 419) (formerly called WMC Limited) of Level [*], IBM Centre, 60 City Road, Southbank, Victoria (Alumina Limited); and

2.	WMC Resources Ltd (ABN 76 004 184 598) of Level 16, IBM Centre, 60 City Road, Southbank, Victoria (WMC Resources).

Recitals

A	WMC Resources is a wholly-owned Subsidiary of Alumina Limited.

B
Alumina Limited and WMC Resources, amongst others, have entered into the Implementation Deed, which contemplates the completion of a number of transactions to effect the ‘separation’ of WMC Resources as an independent publicly listed company.

C	Prior to the Demerger being effected, it is intended that WMC Resources will acquire (directly or indirectly) the Sale Shares.

D
The Demerger will then involve:

(a)    Alumina Limited undertaking the Capital Reduction;

(b)    the Alumina Limited Board declaring the Demerger Dividend; and

(c)    Alumina Limited implementing a Court approved scheme of arrangement pursuant to Part 5.1 of the
           Corporations Act with its fully paid ordinary shareholders.

E
Alumina Limited and WMC Resources have entered into this deed in order to record their agreement with respect to matters relating to the orderly separation from Alumina Limited, transition and emergence of WMC Resources and its Subsidiaries as an independently owned corporate group, on terms reflecting the fundamental principles set out in clause 2.

It is agreed as follows:

1. Demerger

1.1	Background

The parties acknowledge that:

(a)
Alumina Limited, WMC Resources and other Alumina Limited Group Members and WMC Resources Group Members have entered into or will, on or before the Demerger Date, enter into the Restructure Agreements relating to:

Demerger Deed	Arthur Robinson & Hedderwicks

(i)	the transfer of the Sale Shares to WMC Resources and other WMC Resources Group Members; and

(ii)	the implementation of the US Transactions,

in preparation for the Demerger;

(b)
their purpose in restructuring the relevant shares, interests and rights under the Restructure Agreements is to create an identifiable corporate group, under WMC Resources, comprising, together with WMC Resources, the companies that own the Demerged Businesses; and

(c)
Alumina Limited and WMC Resources have entered into the Implementation Deed, and it is intended that on or about the date of this deed will enter into the other Transaction Documents, to carry into effect:

(i)	the Capital Reduction, the Demerger Dividend and the Schemes; and

(ii)	all steps contemplated to implement the Capital Reduction, the Demerger Dividend and the Schemes,

to bring about the completion of the Demerger.

1.2	Purpose and objectives

The parties acknowledge that:

(a)
the purpose of this deed is to record the agreement between the parties with respect to matters relating to the economic separation and orderly transition of the Demerged Businesses and the Sale Shares from Alumina Limited; and

(b)	their objectives in entering this deed are to:

(i)	facilitate the Demerger; and

(ii)	set out, together with the other Transaction Documents, the ongoing relationship between the Alumina Limited Group and the WMC Resources Group.

1.3	Formation of this deed

This deed becomes effective between the parties on and from the Demerger Date.

1.4	Accounting separation

The parties agree that Alumina Limited will consolidate the results of the WMC Resources Group up to (but excluding) the Accounting Effective Date.

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1.5	Inconsistency

(a)	If a provision of this deed (except for this clause 1.5) is inconsistent with a provision of another Transaction Document then the provision of that other Transaction Document prevails.

(b)	If a provision of a Transaction Document is inconsistent with another Transaction Document, then the Transaction Document dealing with a specific issue prevails.

(c)	If a provision of this deed is inconsistent with another provision of this deed, the provision dealing with a specific issue prevails.

(d)	This deed does not affect any pre-existing contractual arrangements except to the extent expressly provided in this deed.

2.	Fundamental Principles of the Demerger

2.1	Purpose

The purpose of this clause 2 is to record the fundamental principle underlying the agreement between the Alumina Limited Group and the WMC Resources Group as to the intended economic and legal effect of the Demerger. Subsequent clauses in this deed and in the other Transaction Documents are intended to give effect to the Demerger Principle. To the extent that there is any ambiguity in those provisions, they are to be interpreted in light of the Demerger Principle.

2.2	Demerger Principle

(a)	Recognising that:

(i)	until the Demerger Date WMC Resources is a wholly owned Subsidiary of Alumina Limited;

(ii)	until the Demerger Date all the issued shares in WMC Resources are beneficially owned by Alumina Limited; and

(iii)
the entire beneficial interest in the ownership of WMC Resources is to be transferred to its initial shareholders with effect from the Demerger Date in consideration for the application of those shareholders’ entitlements to the Capital Reduction and the Demerger Dividend,

following the Demerger, the parties intend as a fundamental principle of the Demerger that, as between the Alumina Limited Group on the one hand and the WMC Resources Group on the other hand, on and from the Accounting Effective Date the WMC Resources Group will have the entire economic benefit (including of profits booked to WMC Resources Group Members on and from the Accounting Effective Date) and risk of the Demerged Businesses and Companies as if the WMC Resources Group had owned and operated the Demerged Businesses and Companies at all times.

Demerger Deed	Arthur Robinson & Hedderwicks

(b)	Accordingly, if at any time after the Demerger Date:

(i)
there are any assets within the Alumina Limited Group that, prior to the Demerger Date, predominantly related to, or were required for the ownership or operation of, any of WMC Resources, the Demerged Businesses, the Companies or the Former WMC Resources Businesses, the WMC Resources Group is entitled to the use and benefit of those assets (as provided for in this deed); and

(ii)
a Liability or Loss arises or is incurred directly or indirectly by an Alumina Limited Group Member, and that liability relates to the ownership (whether direct or indirect) or operation by Alumina Limited or any Alumina Limited Group Member of WMC Resources, the Demerged Businesses, the Companies or the Former WMC Resources Businesses at any time, WMC Resources must indemnify and must procure that the relevant WMC Resources Group Members indemnify the Alumina Limited Group or relevant Alumina Limited Group Member in respect of that Liability or Loss.

(c)	Correspondingly, if at any time after the Demerger Date:

(i)
there are assets within the WMC Resources Group that, prior to the Demerger Date, predominantly related to, or were required for the ownership or operation of, an Alumina Limited Group Member or a business carried on by an Alumina Limited Group Member (other than the Demerged Businesses or a Former WMC Resources Business) or a Former Alumina Limited Business, the Alumina Limited Group is entitled to the use and benefit of those assets (as provided for in this deed); and

(ii)
a Liability or Loss arises or is incurred directly or indirectly by a WMC Resources Group Member, and that liability relates to the ownership (whether direct or indirect) or operation by WMC Resources or any WMC Resources Group Member of an asset, business or company transferred by a WMC Resources Group Member to an Alumina Limited Group Member, Alumina Limited must indemnify and must procure that the relevant Alumina Limited Group Members indemnify the WMC Resources Group or relevant WMC Resources Group Member in respect of that Liability or Loss.

2.3 Effect	of Demerger on parties’ rights and obligations

The parties agree that the Demerger and transactions giving effect to the Demerger will not give rise to any rights or obligations except those expressly contained in this deed, the other Transaction Documents and any other agreement entered into, after the date of this deed, between Alumina Limited or any other Alumina Limited Group Member on the one hand and WMC Resources or any other WMC Resources Group Member on the other hand.

Demerger Deed	Arthur Robinson & Hedderwicks

2.4	No right to make a Claim by WMC Resources

To the extent permitted by Law, WMC Resources (on behalf of itself and each other WMC Resources Group Member):

(a)	acknowledges and warrants to Alumina Limited and each Beneficiary of Alumina Limited that it has no right to make any Claim against Alumina Limited or any Beneficiary of Alumina Limited; and

(b)	irrevocably and unconditionally releases Alumina Limited and each Beneficiary of Alumina Limited from any Liability or Loss,

arising directly or indirectly from or in respect of:

(c)	the Restructure or the transfer of the ownership of any other assets or shares to any WMC Resources Group Member as contemplated by this deed;

(d)
any activities (including without limitation, the provision of goods or services) directly or indirectly carried out or supplied prior to the Demerger Date by Alumina Limited or a Beneficiary of Alumina Limited to WMC Resources or a WMC Resources Group Member;

(e)	the Schemes, the Capital Reduction and the Demerger Dividend; or

(f)	the operation of the Demerged Businesses prior to the Demerger Date,

except as provided for in this deed, any other Transaction Document, a Director’s Indemnity, an Employee’s Indemnity or under a Supply Arrangement. [*If there are to be other ongoing arrangements involving Alumina Limited and WMC Resources companies, these should be mentioned here]

2.5	No right to make a Claim by Alumina Limited

To the extent permitted by Law, Alumina Limited (on behalf of itself and each other Alumina Limited Group Member):

(a)	acknowledges and warrants to WMC Resources and each Beneficiary of WMC Resources that it has no right to make any Claim against WMC Resources or any Beneficiary of WMC Resources; and

(b)	irrevocably and unconditionally releases WMC Resources and each Beneficiary of WMC Resources from any Liability or Loss,

arising directly or indirectly from or in respect of:

(c)	the Restructure or the transfer of the ownership of any other assets or shares to any WMC Resources Group Member as contemplated by this deed;

(d)
any activities (including without limitation, the provision of goods or services) directly or indirectly carried out or supplied prior to the Demerger Date by WMC Resources or a Beneficiary of WMC Resources to Alumina Limited or an Alumina Limited Group Member;

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(e)	the Schemes, the Capital Reduction and the Demerger Dividend; or

(f)	the operation of the Demerged Businesses prior to the Demerger Date,

except as provided for in this deed, any other Transaction Document, a Director’s Indemnity, an Employee’s Indemnity or under a Supply Arrangement. [*If there are to be other ongoing arrangements involving Alumina Limited and WMC Resources companies, these should be mentioned here]

2.6	Excluded Claims – WMC Resources

To the extent permitted by Law and without limiting clause 2.3, WMC Resources (on behalf of itself and each other WMC Resources Group Member):

(a)
acknowledges and warrants to Alumina Limited and each Beneficiary of Alumina Limited that this deed expressly excludes any right it will have to make any Claim against Alumina Limited or any Beneficiary of Alumina Limited in connection with; and

(b)	irrevocably and unconditionally releases Alumina Limited and each Beneficiary of Alumina Limited from any Liability or Loss, that arises or was incurred directly or indirectly from or in respect of, section 52 of the Trade Practices Act 1974 (Cth), section 9 of the Fair Trading Act 1999 (Vic), the comparable provisions of each of the Fair Trading Acts in the various Australian States and Territories and section 1041H of the Corporations Act in relation to the Schemes, the Capital Reduction, the Demerger Dividend, the Restructure or a Transaction Document.

2.7	Excluded Claims – Alumina Limited

To the extent permitted by Law and without limiting clause 2.3, Alumina Limited (on behalf of itself and each other Alumina Limited Group Member):

(a)
acknowledges and warrants to WMC Resources and each Beneficiary of WMC Resources that this deed expressly excludes any right it will have to make any Claim against WMC Resources or any Beneficiary of WMC Resources in connection with, and

(b)	irrevocably and unconditionally releases WMC Resources and each Beneficiary of WMC Resources from any Liability or Loss, that arises or was incurred directly or indirectly from or in respect of,

section 52 of the Trade Practices Act 1974 (Cth), section 9 of the Fair Trading Act 1999 (Vic), the comparable provisions of each of the Fair Trading Acts in the various Australian States and Territories and section 1041H of the Corporations Act in relation to the Schemes, the Capital Reduction, the Demerger Dividend, the Restructure or a Transaction Document.

Demerger Deed	Arthur Robinson & Hedderwicks

2.8	Information

Each of Alumina Limited and WMC Resources acknowledges and warrants to the other that it has independently reviewed this deed and each other Transaction Document, through its own advisers or personnel, and in executing each document accepts the terms and conditions of this deed and each other Transaction Document.

2.9	Implied warranties – WMC Resources

Without limiting clauses 2.6 and 2.8, WMC Resources (on behalf of itself and each other WMC Resources Group Member) acknowledges and warrants in favour of Alumina Limited and each Beneficiary of Alumina Limited that, in negotiating and entering into each Transaction Document, it has not relied upon and will not rely upon any representation or warranty, whether express or implied, written, oral, collateral and, to the extent permitted by Law as to the Demerged Businesses or Companies that have been transferred to the relevant WMC Resources Group Member as part of the Restructure or as to the prospects of the WMC Resources Group, except as expressly provided by the terms of this deed or the relevant other Transaction Document.

2.10	Indemnity from WMC Resources

To the extent permitted by Law, WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each Beneficiary of Alumina Limited against any Liability or Loss related directly or indirectly to any Claim brought by WMC Resources or any other WMC Resources Group Member contrary to the Demerger Principle or in respect of any matter the subject of this clause 2, except as otherwise provided in this deed, any other Transaction Document, or any other agreement entered into, after the date of this deed, between Alumina Limited or any other Alumina Limited Group Member on the one hand and WMC Resources or any other WMC Resources Group Member on the other hand.

2.11	Indemnity from Alumina Limited

To the extent permitted by Law, Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each Beneficiary of WMC Resources against any Liability or Loss related directly or indirectly to any Claim brought by Alumina Limited or any other Alumina Limited Group Member contrary to the Demerger Principle or in respect of any matter the subject of this clause 2, except as otherwise provided in this deed, any other Transaction Document or any other agreement entered into, after the date of this deed, between Alumina Limited or any other Alumina Limited Group Member on the one hand and WMC Resources or any other WMC Resources Group Member on the other hand.

2.12	Indemnity in favour of WMC Resources – Listing

Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each other WMC Resources Group Member against Liability or Loss suffered or incurred by WMC Resources in connection with a breach by WMC Resources of the ASX Warranty, except to the extent that the breach in respect of which the indemnity is sought is or was the result of any conduct, act or omission of WMC Resources or any other WMC Resources Group Member or their respective Representatives involving fraud, wilful misconduct or bad faith (or known by WMC Resources, any other WMC Resources Group Member or their Representatives to be wrongful).

Demerger Deed	Arthur Robinson & Hedderwicks

2.13	Indemnity in favour of Alumina Limited – Demerger Costs

WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each other Alumina Limited Group Member against all Demerger Costs suffered or incurred by Alumina Limited or any other Alumina Limited Group Member. The indemnity in this clause 2.13 will not apply to any Liability or Loss suffered or incurred by Alumina Limited or any other Alumina Limited Group Member arising out of or in connection with:

(a)
a contravention of, or the non-compliance with, any Law (including without limitation the Corporations Act) or the official listing rules of ASX by Alumina Limited or any other Alumina Limited Group Member or any Beneficiary of Alumina Limited;

(b)	any breach of contract by Alumina Limited or any other Alumina Limited Group Member; or

(c)
any conduct, act or omission of Alumina Limited or any other Alumina Limited Group Member or their respective Representatives involving fraud, wilful misconduct or bad faith (or known by Alumina Limited, any other Alumina Limited Group Member or their Representatives to be wrongful).

3.	Restructure of the WMC Resources Group

3.1	Restructure

(a)
The parties acknowledge that the purpose of the Restructure Agreements is to ensure that all assets and corporate entities necessary for the WMC Resources Group to operate each Demerged Business, or that are otherwise not required by the Alumina Limited Group in respect of any Retained Alumina Limited Business, are held by or transferred to the correct WMC Resources Group Member.

(b)
The parties acknowledge that the transfer values in respect of the Sale Shares to be transferred pursuant to the Restructure to the WMC Resources Group, and the consideration to be provided by the WMC Resources Group in respect of those transfers, have been determined on the basis of a fair market value assessment conducted as at 30 June 2002.

Demerger Deed	Arthur Robinson & Hedderwicks

3.2	Application of clause

(a)	The purpose of this clause 3 is to provide for:

(i)	the transfer of Required Assets to WMC Resources;

(ii)	the transfer of Retained Assets to Alumina Limited,

in certain circumstances where a party identifies, after the Demerger Date:

(iii)	a Required Asset; or

(iv)	a Retained Asset.

(b)	If following the Demerger Date, a party identifies the existence of:

(i)	a Required Asset, clauses 3.3 to 3.5 and 3.9 apply; or

(ii)	a Retained Asset, clauses 3.6 to 3.8 and 3.9 apply.

(c)	The parties agree that this clause 3 does not apply to rights of action, litigation and Claims, which are governed by clause 7.

3.3	Notice of transfer – Required Assets

(a)	Subject to clause 3.3(b), if after the Demerger Date either an Alumina Limited Group Member or a WMC Resources Group Member becomes aware of the existence of a Required Asset:

(i)	that was not transferred or assigned by an Alumina Limited Group Member; or

(ii)	in respect of which rights were not granted by an Alumina Limited Group Member,

to a WMC Resources Group Member on or before the Demerger Date, Alumina Limited or WMC Resources (as appropriate) must immediately advise the other in writing of the existence of that Required Asset.

(b)	Clause 3.3(a) has no application or operation in respect of Required Assets, the existence of which an Alumina Limited Group Member or a WMC Resources Group Member becomes aware:

(i)	in the case of a Required Asset that is Intellectual Property, after 31 December 2005; and

(ii)	in all other cases, after 31 December 2003.

3.4	Transfer of Required Assets

(a)
On issuing or, as the case may be, receiving a notice under clause 3.3(a), WMC Resources must determine to which business the Required Asset was most directly related immediately prior to the Demerger Date. In making its determination, WMC Resources must act reasonably and consistently with the Demerger Principle.

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(b)	If WMC Resources determines under clause 3.4(a) that the business to which the Required Asset was most directly related immediately prior to the Demerger Date was a Demerged Business, then:

(i)
WMC Resources must then determine whether the Required Asset should be conveyed to the WMC Resources Group or otherwise held by the Alumina Limited Group wholly for the benefit of the WMC Resources Group. In making its determination, WMC Resources must act reasonably and have regard to:

(A)	the WMC Resources Group’s need to have access to, or rights with respect to, that Required Asset;

(B)	the Alumina Limited Group’s need to retain continued access to that Required Asset for use in a Retained Alumina Limited Business;

(C)	any interest that a third party may have in the Required Asset; and

(D)	the Alumina Limited Group’s need to be relieved of its interest in that Required Asset; and

(ii)
WMC Resources and Alumina Limited must negotiate in good faith, if required, a suitable and fair transfer value for the Required Asset (whether or not the Required Asset is to be conveyed) and the terms of a Formal Conveyance (if the Required Asset is to be conveyed), consistent with the Demerger Principle, in respect of that Required Asset having regard to:

(A)
any consideration already paid by WMC Resources or another WMC Resources Group Member to Alumina Limited or another Alumina Limited Group Member that is wholly or partly attributable to that Required Asset;

(B)	the use to which that Required Asset has been put and the value derived from it, or any loss incurred in respect of it, by the Alumina Limited Group since the Accounting Effective Date;

(C)	the manner in which the Required Asset is treated for accounting purposes at the Accounting Effective Date; and

(D)	any rights that a third party may have in respect of or that otherwise affect the Required Asset.

3.5	Indemnity in favour of Alumina Limited – Required Assets

(a)
Subject to clause 3.9, WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each other Alumina Limited Group Member against any Liability or Loss arising directly or indirectly under, or in connection with, any Required Asset:

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(i)	in respect of which Alumina Limited has entered into or granted a Formal Conveyance in favour of a WMC Resources Group Member in accordance with clause 3.4(b)(ii); or

(ii)	that WMC Resources has determined is to be otherwise held by Alumina Limited or another Alumina Limited Group Member wholly for the benefit of a WMC Resources Group Member,

except to the extent that the parties otherwise agree in the terms of the Formal Conveyance.

(b)
Alumina Limited must exercise, and must procure that each other Alumina Limited Group Member exercises, all rights and discretions in connection with any Required Asset that WMC Resources has determined is to be held by Alumina Limited or another Alumina Limited Group Member wholly for the benefit of a WMC Resources Group Member in accordance with the reasonable instructions of WMC Resources.

3.6	Notice of transfer – Retained Assets

(a)	Subject to clause 3.6(b), if after the Demerger Date either an Alumina Limited Group Member or a WMC Resources Group Member becomes aware of the existence of a Retained Asset that:

(i)
was transferred or assigned to a WMC Resources Group Member, or rights with respect to that asset were granted to a WMC Resources Group Member, whether under a Restructure Agreement or otherwise, on or before the Demerger Date; or

(ii)	was not transferred or assigned by a WMC Resources Group Member, or a right with respect to that asset was not granted by a WMC Resources Group Member, to an Alumina Limited Group Member,

Alumina Limited or WMC Resources (as appropriate) must immediately advise the other in writing of the existence of that Retained Asset.

(b)	Clause 3.6(a) has no application or operation in respect of Retained Assets, the existence of which an Alumina Limited Group Member or a WMC Resources Group Member becomes aware:

(i)	in the case of a Retained Asset that is Intellectual Property, after 31 December 2005; and

(ii)	in all other cases, after 31 December 2003.

Demerger Deed	Arthur Robinson & Hedderwicks

3.7	Transfer of Retained Assets

(a)
On issuing or, as the case may be, receiving a notice under clause 3.6(a), WMC Resources must determine which business the Retained Asset was most directly related immediately prior to the Demerger Date. In making its determination WMC Resources must act reasonably and consistently with the Demerger Principle.

(b)
If WMC Resources determines under clause 3.7(a) that the business to which the Retained Asset most directly related immediately prior to the Demerger Date was a Retained Alumina Limited Business, then:

(i)
WMC Resources must determine whether the Retained Asset should be conveyed to the Alumina Limited Group or otherwise held by the WMC Resources Group wholly for the benefit of the Alumina Limited Group. In making its determination, WMC Resources must act reasonably and have regard to:

(A)	the Alumina Limited Group’s need to have access to, or rights with respect to, that Retained Asset;

(B)	the WMC Resources Group’s need to retain continued access to that Retained Asset for use in a Demerged Business;

(C)	any interest that a third party may have in the Retained Asset; and

(D)	the WMC Resources Group’s need to be relieved of its interest in that Retained Asset; and

(ii)
WMC Resources and Alumina Limited must negotiate in good faith, if required, a suitable and fair transfer value (whether or not the Retained Asset is to be conveyed) and the terms of a Formal Conveyance (if the Retained Asset is to be conveyed), consistent with the Demerger Principle, in respect of the Retained Asset having regard to:

(A)
any consideration already paid by WMC Resources or another WMC Resources Group Member to Alumina Limited or another Alumina Limited Group Member that is wholly or partly attributable to that Retained Asset;

(B)	the use to which that Retained Asset has been put and the value derived from it, or any loss incurred in respect of it, by the WMC Resources Group since the Accounting Effective Date;

(C)	the manner in which the Retained Asset is treated for accounting purposes at the Accounting Effective Date; and

(D)	any rights a third party may have in respect of or that otherwise affect the Retained Asset.

Demerger Deed	Arthur Robinson & Hedderwicks

3.8	Indemnity in favour of WMC Resources – Retained Assets

(a)
Subject to clause 3.9, Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each other WMC Resources Group Member against any Liability or Loss arising directly or indirectly under, or in connection with, any Retained Asset:

(i)	in respect of which a Formal Conveyance has been entered into or granted in favour of an Alumina Limited Group Member in accordance with clause 3.7(b); or

(ii)	that WMC Resources determines is to be otherwise held by WMC Resources or another WMC Resources Group Member wholly for the benefit of Alumina Limited or an Alumina Limited Group Member,

except to the extent that the parties otherwise agree in the terms of the Formal Conveyance.

(b)
WMC Resources must exercise, and must procure that each other WMC Resources Group Member exercises, all rights and discretions in connection with any Retained Asset that WMC Resources determines is to be held by WMC Resources or another WMC Resources Group Member wholly for the benefit of an Alumina Limited Group Member in accordance with the reasonable instructions of Alumina Limited.

3.9	Limit on indemnities – Required Assets and Retained Assets

(a)
No Alumina Limited Group Member will be liable under an indemnity under clause 3.8 if the relevant Liability or Loss in respect of which indemnity is sought is a result of or arises in consequence of any wilful or reckless act or omission, transaction or arrangement of or on behalf of any WMC Resources Group Member after the Accounting Effective Date, to the extent to which the relevant Liability or Loss arises as a result of or is caused by that act or omission, transaction or arrangement, except to the extent the act or omission, transaction or arrangement occurred in accordance with the instructions of Alumina Limited pursuant to clause 3.8(b).

(b)
No WMC Resources Group Member will be liable under the indemnity under clause 3.5 if the relevant Liability or Loss in respect of which indemnity is sought is a result of or arises in consequence of any wilful or reckless act or omission, transaction or arrangement of or on behalf of any Alumina Limited Group Member after the Accounting Effective Date, to the extent to which the relevant Liability or Loss arises as a result of or is caused by that act or omission, transaction or arrangement, except to the extent the act or omission, transaction or arrangement occurred in accordance with the instructions of WMC Resources pursuant to clause 3.5(b).

Demerger Deed	Arthur Robinson & Hedderwicks

3.10	Completion of Restructure

(a)
The parties acknowledge that, as at the date of this deed, the transfer of certain businesses, assets or companies, or the grant of rights in respect of certain assets, to give effect to the Restructure will not yet have been completed (including, for example, because certain required consents or approvals may not yet have been given). Each party agrees that it is their intention that they should be in the same after tax position as if the relevant transfer had in fact been completed on or before the Demerger Date and in the event of ambiguity this clause 3.10 is to be interpreted accordingly.

(b)	Each party agrees:

(i)	to execute all agreements and do all things required to give effect to any such transfer contemplated by clause 3.10(a);

(ii)	to use its reasonable endeavours to ensure that:

(A)	the transferee obtains the full benefit and all risks of the relevant business, asset or company as from the Accounting Effective Date;

(B)	any Retained Alumina Limited Business in respect of which a transfer has not been completed is transferred to the Alumina Limited Group;

(C)	any rights required for the purposes of a Retained Alumina Limited Business that have not been granted are granted or transferred to the relevant Alumina Limited Group Member;

(D)
any Demerged Business or Company, or any other asset that is not required by the Alumina Limited Group in respect of any Retained Alumina Limited Business, in respect of which a transfer has not been completed is transferred to the WMC Resources Group; and

(E)	any rights required for the purposes of a Demerged Business or Company that have not been granted are granted or transferred to the relevant WMC Resources Group Member; and

(iii)	to conduct its affairs on the basis that:

(A)
all Demerged Businesses and Companies, and other assets that are not required by the Alumina Limited Group in respect of any Retained Alumina Limited Business, have been transferred to the WMC Resources Group; and

Demerger Deed	Arthur Robinson & Hedderwicks

(B)	any Retained Alumina Limited Business in respect of which a transfer has not been completed has been transferred to the Alumina Limited Group;

(iv)
that the transferee indemnifies and will continue to keep indemnified the transferor against all Liability or Loss directly or indirectly arising from, and all costs, charges or expenses incurred by the transferor in connection with, its ownership of the relevant business, assets or companies (as the case may be) contemplated by clause 3.10(a) in respect of the period from the Accounting Effective Date until the date on which the relevant transfer is completed; and

(v)
that the transferor will not sell, assign, mortgage, pledge, grant an option or right over, charge or in any manner encumber or dispose of the whole or any part of the relevant business, assets or companies contemplated by clause 3.10(a) or purport to do so without the prior written consent of the relevant transferee.

3.11	US Companies

The parties acknowledge that it is their intention to effect the US Transactions on or before the Accounting Effective Date and prior to the transfer of the Sale Shares in WMCRI to WMC Resources. Each party agrees to use its best endeavours to procure that the US Transactions are effected accordingly.

4.	Contracts

4.1	Acknowledgment

The parties acknowledge that as at the date of this deed:

(a)	the transfer or separation of certain Contracts to give effect to the Demerger may not yet have been completed; and

(b)	certain consents required in respect of the change in control of a WMC Resources Group Member that is a party to a Contract may not yet have been given,

and, subject to this deed, each party to this deed agrees to execute all agreements and do all things required to give effect to the assignment or novation of any Contract contemplated by clause 4.1(a) and to use its reasonable endeavours to procure any consent contemplated by clause 4.1(b), as the case may be.

4.2	Assignment or novation of Contracts

(a)	Each of Alumina Limited and WMC Resources must use, and must procure that each Alumina Limited Group Member uses or, as the case may be, WMC Resources Group Member uses its reasonable endeavours to:

Demerger Deed	Arthur Robinson & Hedderwicks

(i)	ensure that the relevant transferee obtains the full benefit and all risks of any Contract to which clause 4.1 applies; and

(ii)	obtain the consent of the other parties to any Contract to which clause 4.1 applies, as appropriate, to:

(A)	the assignment or novation of that Contract to the relevant WMC Resources Group Member or, as the case may be, the relevant Alumina Limited Group Member; or

(B)	the change of control of the relevant WMC Resources Group Member that is a party to that Contract; or

(C)	the separation of any Contract where both Alumina Limited and WMC Resources receive a benefit or have obligations under that Contract.

(b)
Except where an Alumina Limited Group Member, or as the case may be, a WMC Resources Group Member enters into a new agreement in replacement of a Contract, each of Alumina Limited and WMC Resources must:

(i)	continue to use its best endeavours to assist the transferor to obtain an assignment or novation or separation of any Contract to which clause 4.1 applies including by providing:

(A)	any information reasonably required by a third party; and

(B)
guarantees, letters of comfort or other security from WMC Resources (where the transferee is a WMC Resources Group Member) or Alumina Limited (where the transferee is an Alumina Limited Group Member) where reasonably requested by a third party;

(ii)
not renew a Contract to which clause 4.1 applies (or do or omit to do anything which causes the renewal or extension (or the implementation of any arrangements having a similar effect) of a Contract to which clause 4.1 applies) in circumstances where WMC Resources or, as the case may be, Alumina Limited continues, following that renewal, to be a party to, or to have any liability under or in respect of that Contract (including as a guarantor); and

(iii)	conduct their respective businesses on the basis that all Contracts relevant to those businesses have been novated or assigned or separated.

Demerger Deed	Arthur Robinson & Hedderwicks

(c)	Alumina Limited:

(i)
agrees that it will not (and must procure that any other Alumina Limited Group Member that is a party to a Contract to which clause 4.1 applies does not) wilfully do or omit to do anything that would cause a breach of any Contract to which clause 4.1 applies that relates to the ownership or operation of a Demerged Business or a Former WMC Resources Business; and

(ii)
must exercise all rights and discretions (and cause any Alumina Limited Group Member that is a party to the relevant Contract to exercise all rights and discretions) in respect of its performance under a Contract to which clause 4.1 applies that relates to the ownership or operation of a Demerged Business or a Former WMC Resources Business, in accordance with WMC Resources’ reasonable instructions.

(d)
Alumina Limited indemnifies, and must procure that each relevant other Alumina Limited Group Member referred to in clause 4.2(e)(ii) indemnifies, WMC Resources in respect of any Liability or Loss arising directly or indirectly from a breach by Alumina Limited of any of its obligations under clause 4.2(c).

(e)	WMC Resources:

(i)
agrees that it will not (and must procure that any other WMC Resources Group Member that is a party to a Contract to which clause 4.1 applies does not) wilfully do or omit to do anything that would cause a breach of any Contract to which clause 4.1 applies that relates to the ownership or operation of any Retained Alumina Limited Business or Former Alumina Limited Business; and

(ii)
must exercise all rights and discretions (and cause any WMC Resources Group Member that is a party to the relevant Contract to exercise all rights and discretions) in respect of its performance under a Contract to which clause 4.1 applies that relates to the ownership or operation of any Retained Alumina Limited Business or Former Alumina Limited Business, in accordance with Alumina Limited’s reasonable instructions.

(f)
WMC Resources indemnifies, and must procure that each relevant WMC Resources Group Member referred to in clause 4.2 (c)(ii) indemnifies, Alumina Limited in respect of any Liability or Loss arising directly or indirectly from a breach by WMC Resources of any of its obligations under clause 4.2(e).

4.3	Indemnity from WMC Resources

WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each other Alumina Limited Group Member against any Liability or Loss arising directly or indirectly under, or in connection with, any Contract to which clause 4.1 applies that:

Demerger Deed	Arthur Robinson & Hedderwicks

(a)	is assigned or novated to a WMC Resources Group Member; or

(b)	relates to the ownership or operation of a Demerged Business or a Former WMC Resources Business (to the extent that it so relates),

except to the extent that such Loss or Liability arises directly or indirectly from a breach by Alumina Limited of any of its obligations under clause 4.2(c).

4.4	Indemnity from Alumina Limited

Alumina Limited indemnifies, and must procure that each Alumina Limited Group Member indemnifies, WMC Resources and each WMC Resources Group Member against any Liability or Loss arising directly or indirectly under, or in connection with:

(a)	any Contract assigned or novated to an Alumina Limited Group Member; or

(b)	any Contract that relates to the ownership or operation of any Retained Alumina Limited Business or Former Alumina Limited Business (to the extent that it so relates),

except to the extent that such Loss or Liability arises directly or indirectly from a breach by WMC Resources of any of its obligations under clause 4.2(e).

4.5	Indemnities – Other disposals of assets and businesses prior to Demerger

The parties acknowledge that Alumina Limited and its Subsidiaries have, from time to time, disposed of certain assets and businesses to third parties, including the divestments specified in schedule 4. The parties agree that, consistent with the Demerger Principle:

(a)	WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each other Alumina Limited Group Member in respect of any Liability or Loss:

(i)	incurred by Alumina Limited or any other Alumina Limited Group Member in connection with the Demerged Businesses or any Former WMC Resources Business; and

(ii)	that:

(A)	relates to the ownership or operation of those assets or business prior to that divestment; or

(B)	arises from the divestment of those assets or any agreements entered into by the relevant WMC Resources Group Member prior to or in respect of the divestment; and

Demerger Deed	Arthur Robinson & Hedderwicks

(b)	Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each other WMC Resources Group Member in respect of any Liability or Loss:

(i)
incurred by WMC Resources or any other WMC Resources Group Member arising directly or in connection with any Former Alumina Limited Business other than, for the avoidance of doubt, the Demerged Businesses or any Former WMC Resources Business; and

(ii)	that:

(A)	relates to the ownership or operation of the assets or business prior to that divestment; or

(B)	arises from the divestment of those assets or any agreements, entered into by the relevant Alumina Limited Group Member prior to or in respect of the divestment.

5.	Intellectual Property

5.1	Ownership of WMC Resources Names

(a)	On and from the Demerger Date, the WMC Resources Group owns the WMC Resources Names and all rights in relation to them.

(b)
Alumina Limited agrees to do all things and execute all deeds, instruments, transfers or other documents reasonably requested by WMC Resources to allow or assist WMC Resources to obtain, perfect, assert, enforce or defend its interest in, and ability to exercise its rights in relation to, the WMC Resources Names.

5.2	Prohibition on use of WMC Resources Names

Subject to clause 5.3, from the Demerger Date, Alumina Limited must not, and must ensure that each other Alumina Limited Group Member and Retained Alumina Limited Business does not:

(a)	use any WMC Resources Name;

(b)	apply to register any WMC Resources Name; or

(c)	attempt to assign or license to another party (other than any WMC Resources Group Member) any rights in relation to any WMC Resources Name,

whether as a trade mark, company name, business name, Internet domain name, meta-tag, product description or in any other manner.

Demerger Deed	Arthur Robinson & Hedderwicks

5.3	Transitional use of WMC Resources Names

(a)
Subject to clause 5.3(b), WMC Resources agrees that neither it, nor any other WMC Resources Group Member, will take any action against Alumina Limited or any other Alumina Limited Group Member in respect of any breach of clause 5.2(a) during the period of 1 month after the Demerger Date, provided that Alumina Limited or the relevant Alumina Limited Group Member has used all reasonable endeavours to avoid, or to minimise the extent of, the breach.

(b)	WMC Resources’ agreement in clause 5.3(a) is provided on the basis that:

(i)
Alumina Limited indemnifies, and must procure that each Alumina Limited Group Member indemnifies, WMC Resources and each WMC Resources Group Member in respect of any Liability or Loss incurred by WMC Resources or any WMC Resources Group Member arising directly or in connection with any breach of clause 5.2(a);

(ii)	Alumina Limited and each other Alumina Limited Group Member must immediately discontinue any use of a WMC Resources Name if such use would contravene any Law; and

(iii)
WMC Resources may, upon [14 days’] notice to Alumina Limited, withdraw its agreement in clause 5.3(a) if, in WMC Resources’ reasonable opinion, any use of a WMC Resources Name by Alumina Limited, any other Alumina Limited Group Member or any Retained Alumina Limited Business may adversely affect:

(A)	the reputation of the WMC Resources Group or of the Demerged Businesses; or

(B)	WMC Resources’ capacity to effectively protect its rights in relation to the WMC Resources Names.

5.4	Principles for determining ownership of other Intellectual Property

(a)	This clause 5.4, and clauses 5.5 to 5.7, apply in relation to all Intellectual Property other than the WMC Resources Names.

(b)
Subject to clause 5.5, the Intellectual Property of the Alumina Limited Group and the WMC Resources Group as at the Demerger Date is owned by the parties, and will continue to be owned by the parties, according to the following principles which are to be applied in descending order until ownership is determined.

(i)	If Intellectual Property was developed primarily for the benefit of:

(A)	the Demerged Businesses, a Former WMC Resources Business or any WMC Resources Group Member, then subject to clause 5.4(b)(i)(C) WMC Resources will own that Intellectual Property;

Demerger Deed	Arthur Robinson & Hedderwicks

(B)	a Retained Alumina Limited Business, a Former Alumina Limited Business or any Alumina Limited Group Member, then subject to clause 5.4(b)(i)(C) Alumina Limited will own that Intellectual Property;

(C)
a business which was acquired by a WMC Resources Group Member or an Alumina Limited Group Member within the 12 month period commencing 6 months before the Demerger Date, then the acquirer of that business will own any Intellectual Property developed for that business before that period.

(ii)
If ownership cannot be determined by applying the principles in clause 5.4(b)(i), if a WMC Resources Group Member or an Alumina Limited Group Member fully funded the development of Intellectual Property then that company will own that Intellectual Property.

(iii)
If ownership cannot be determined by applying the principles in clause 5.4(b)(i) or (ii), if a WMC Resources Group Member and an Alumina Limited Group Member jointly funded the development of Intellectual Property then those entities will jointly own that Intellectual Property as tenants in common in proportion to their funding, and if that proportion cannot be ascertained, in equal shares.

(iv)
If ownership cannot be determined by applying the principles in clause 5.4(b)(i), (ii) or (iii), Alumina Limited and WMC Resources will jointly own that Intellectual Property as tenants in common in equal shares.

(v)
If ownership is determined by applying the principles in clause 5.4(b)(iii), the relevant Alumina Limited Group Member and WMC Resources Group Member will negotiate in good faith to determine the appropriate terms on which that Intellectual Property will be licensed. Until such terms are agreed, the relevant Alumina Limited Group Member and WMC Resources Group Member will be deemed to be party to a non-exclusive, royalty free, perpetual licence, pursuant to which they will each be entitled to use and to license other members of their respective Groups (but not any other person) to use that Intellectual Property without the need for the consent of, or any accounting to, the other entity. Unless otherwise agreed, neither entity may, without the consent of the other entity, assign their interest in that Intellectual Property.

(vi)
If ownership is determined by applying the principles in clause 5.4(b)(iv), the relevant Alumina Limited Group Member and WMC Resources Group Member will each be entitled to use and to license other members of their respective Groups (but not any other person) to use that Intellectual Property without the need for the consent of, or any accounting to, the other entity. Unless otherwise agreed, neither entity may, without the consent of the other entity, assign their interest in that Intellectual Property.

Demerger Deed	Arthur Robinson & Hedderwicks

(c)
Each party agrees to do all things and execute all deeds, instruments, transfers or other documents reasonably requested by the other party to allow or assist the first party to obtain, perfect, assert, enforce or defend its interest in, and ability to exercise its rights in relation to, the Intellectual Property determined in accordance with clause 5.4(b) to be owned by the first party’s Group.

5.5	Assignment of copyright

(a)	With effect on and from the Demerger Date, Alumina Ltd hereby assigns to WMC Resources all proprietary rights (including copyright) in:

(i)	the WMC Resources Names;

(ii)	the source materials provided under the terms of the Web-site Services Agreement dated 9 July 1997 between WMC Resources and The Reef Multimedia Pty Ltd; and

(iii)
any material form of works or other subject matter in which copyright subsists or may hereafter subsist, that predominantly relates to, or is required for the ownership or operation of, any of the Demerged Businesses or the Companies.

(b)
Each party agrees to do all things and execute all deeds, instruments, transfers or other documents reasonably requested by the other party to allow or assist the first party to obtain, perfect, assert, enforce or defend its interest in, and ability to exercise its rights in relation to, the Intellectual Property determined in accordance with clause 5.4(b) to be owned by the first party’s Group.

5.6	No right to make a Claim – Intellectual Property – WMC Resources

Subject to clause 7.4 and to the extent permitted by Law, WMC Resources (on behalf of itself and each other WMC Resources Group Member):

(a)	acknowledges and warrants to Alumina Limited and each Beneficiary of Alumina Limited that it has no right to make any Claim against Alumina Limited or any Beneficiary of Alumina Limited; and

(b)	irrevocably and unconditionally releases Alumina Limited and each Beneficiary of Alumina Limited from any Liability or Loss,

arising directly or indirectly from or in respect of Intellectual Property used by, or that has been developed or procured for potential application within, a Retained Alumina Limited Business or a Former Alumina Limited Business as at or prior to the Demerger Date and any Contracts in relation to that Intellectual Property.

Demerger Deed	Arthur Robinson & Hedderwicks

5.7	No right to make a Claim – Intellectual Property – Alumina Limited

Subject to clause 7.3 and to the extent permitted by Law, Alumina Limited (on behalf of itself and each other Alumina Limited Group Member):

(a)	acknowledges and warrants to WMC Resources and each Beneficiary of WMC Resources that it has no right to make any Claim against WMC Resources or any Beneficiary of WMC Resources; and

(b)	irrevocably and unconditionally releases WMC Resources and each Beneficiary of WMC Resources from all Liability or Loss,

arising directly or indirectly from or in respect of Intellectual Property used by, or that has been developed or procured for potential application within, a Demerged Business or a Former WMC Resources Business as at or prior to the Demerger Date and any Contracts in relation to that Intellectual Property.

6.	Liabilities

6.1	Acceptance of Demerged Business Liabilities – WMC Resources

Consistent with the Demerger Principle, WMC Resources (on behalf of itself and each other WMC Resources Group Member) acknowledges, subject to the terms of the Transaction Documents, that:

(a)	it has accepted responsibility for any Demerged Business Liabilities that remain with the Alumina Limited Group immediately following the Demerger Date; and

(b)	any payments made by WMC Resources or another WMC Resources Group Member in connection with the Demerged Business Liabilities referred to in clause 6.1(a) are made on behalf of Alumina Limited,

to the extent of the connection of those Demerged Business Liabilities with the Demerged Businesses or the Companies.

6.2	Indemnity – WMC Resources

To the extent permitted by Law, subject to the terms of the Transaction Documents, WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each Beneficiary of Alumina Limited against any Liability or Loss arising or incurred in connection with the Demerged Business Liabilities referred to in clause 6.1.

6.3	Acceptance of Retained Business Liabilities – Alumina Limited

Consistent with the Demerger Principle, Alumina Limited (on behalf of itself and each other Alumina Limited Group Member) acknowledges, subject to the terms of the Transaction Documents, that:

Demerger Deed	Arthur Robinson & Hedderwicks

(a)	it has accepted responsibility for any Retained Business Liabilities that remain with the WMC Resources Group immediately following the Demerger Date; and

(b)	any payments made by WMC Resources or another WMC Resources Group Member in connection with the Retained Business Liabilities referred to in clause 6.3(a) are made on behalf of WMC Resources,

to the extent of the connection of those Retained Business Liabilities with any Retained Alumina Limited Business.

6.4	Indemnity – Alumina Limited

To the extent permitted by Law, subject to the terms of the Transaction Documents, Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each Beneficiary of WMC Resources against any Liability or Loss arising or incurred in connection with the Retained Business Liabilities referred to in clause 6.3.

7.	Litigation

7.1	Management of Litigation and Claims

This clause 7 governs:

(a)	the ongoing management of Existing Litigation Matters;

(b)	the ongoing management of Joint Litigation Matters;

(c)
the management of Claims arising after the Accounting Effective Date in connection with WMC Resources, another WMC Resources Group Member, the Demerged Businesses, a Former WMC Resources Business or the Companies.

7.2	No right to bring Claims

The parties acknowledge that, in accordance with the Demerger Principle, no entity within either the WMC Resources Group or the Alumina Limited Group has any right to make a Claim against any entity in the Alumina Limited Group or the WMC Resources Group (as the case may be) in respect of any Liability or Loss arising directly or indirectly in connection with Existing Litigation Matters, Joint Litigation Matters or Claims arising after the Demerger Date except as provided in this clause 7, another Transaction Document or under a Supply Arrangement.

7.3	Indemnity in favour of Alumina Limited

WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each Alumina Limited Group Member, to the extent permitted by Law, against any Liability or Loss incurred by Alumina Limited or another Alumina Limited Group Member in connection with:

Demerger Deed	Arthur Robinson & Hedderwicks

(a)	any Existing Litigation Matter;

(b)	any Joint Litigation Matter, to the extent that the relevant Liability or Loss relates to the Demerged Businesses, a Former WMC Resources Business or the Companies; and

(c)
any other Claim brought against Alumina Limited or another Alumina Limited Group Member, to the extent that the relevant Liability or Loss relates to the Demerged Businesses, a Former WMC Resources Business or the Companies.

7.4	Indemnity in favour of WMC Resources

Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each other WMC Resources Group Member, to the extent permitted by Law, against any Liability or Loss incurred by WMC Resources or another WMC Resources Group Member in connection with:

(a)	any Joint Litigation Matter; or

(b)	any other Claim brought against WMC Resources or another WMC Resources Group Member,

in either case, to the extent only that the relevant Liability or Loss relates to a Retained Alumina Limited Business or a Former Alumina Limited Business.

7.5	Existing Litigation Matters

From the Accounting Effective Date, each Existing Litigation Matter (other than Joint Litigation Matters) is to be managed by WMC Resources at its Cost.

7.6	Joint Litigation Matters

(a)
From the Demerger Date, Alumina Limited or WMC Resources (as appropriate) will cause each Joint Litigation Matter to be conducted by the party with primary responsibility for the conduct of that matter in accordance with the principles set out in schedule 6. To the extent that there is any disagreement between Alumina Limited and WMC Resources in relation to any aspect of the management of the Joint Litigation Matter, the reasonable requirements and directions of WMC Resources are to prevail.

(b)	The Costs of a Joint Litigation Matter will be borne as follows:

(i)
subject to clause 7.6(b)(iii), if the Joint Litigation Matter relates solely to the Demerged Businesses, a Former WMC Resources Business or the Companies, from the Accounting Effective Date WMC Resources will bear those Costs irrespective of whether Alumina Limited or another Alumina Limited Group Member is named as a party in the relevant Joint Litigation Matter;

Demerger Deed	Arthur Robinson & Hedderwicks

(ii)
WMC Resources must indemnify Alumina Limited or any Alumina Limited Group Member referred to in clause 7.6(b)(i) against any Liability or Loss arising directly or indirectly in connection with, or incurred in respect of, a Joint Litigation Matter contemplated by clause 7.6(b)(i);

(iii)	if:

(A)	a Joint Litigation Matter does not relate solely to the Demerged Businesses, a Former WMC Resources Business or the Companies; or

(B)
Alumina Limited or another Alumina Limited Group Member is named as a party in the relevant Joint Litigation Matter and would derive a benefit (by being able to share in any proceeds of that litigation) or may be directly liable (other than as the result of having been the previous owner of WMC Resources, any other WMC Resources Group Member, the Demerged Businesses or a Former WMC Resources Business) in respect of that Joint Litigation Matter,

Alumina Limited and WMC Resources will share the Costs of that Joint Litigation Matter in proportion to their respective involvements in it.

7.7	Claims by third parties against Alumina Limited after the Demerger Date

(a)
Alumina Limited will be responsible for the management of and Costs associated with any Claim brought against Alumina Limited after the Demerger Date, except in the circumstances set out in this clause 7.7.

(b)	If, after the Demerger Date:

(i)	a Claim is made or threatened against Alumina Limited or another Alumina Limited Group Member by a third party other than WMC Resources or another WMC Resources Group Member; or

(ii)
Alumina Limited or another Alumina Limited Group Member becomes aware of a fact or matter which could reasonably be expected to give rise to a Claim by a third party other than WMC Resources or another WMC Resources Group Member against Alumina Limited or another Alumina Limited Group Member, and the subject matter of that Claim relates partly or wholly to WMC Resources, another WMC Resources Group Member, the Demerged Businesses or a Former WMC Resources Business, or the Claim is one in respect of which Alumina Limited or an Alumina Limited Group Member has or may have an indemnity from WMC Resources (including, without limitation, under clause 13), then, whether or not WMC Resources or another WMC Resources Group Member has also been or may be joined as a party in respect of that Claim:

Demerger Deed	Arthur Robinson & Hedderwicks

(iii)
Alumina Limited must promptly provide a copy of the Claim to WMC Resources, together with all other information in the possession, custody or control of the Alumina Limited Group which is relevant to the Claim;

(iv)
to the extent permitted by Law, if the Claim relates wholly to WMC Resources, another WMC Resources Group Member, the Demerged Businesses or a Former WMC Resources Business, Alumina Limited will, acting reasonably, assign that Claim to WMC Resources or another WMC Resources Group Member;

(v)
unless clause 7.7(b)(iv) applies, Alumina Limited may, in its absolute discretion, either retain responsibility for the management and conduct of the Claim or require WMC Resources to assume responsibility for the management and conduct of the Claim;

(vi)	Alumina Limited and WMC Resources will share the Costs of the Claim in proportion to the respective liability of each in connection with the Claim; and

(vii)
if there is any disagreement between Alumina Limited and WMC Resources in relation to a Claim to which this clause 7.7 applies, the reasonable requirements and directions of WMC Resources will prevail.

(c)
The party having responsibility for the conduct and management of the Claim under clause 7.7(b)(v) (in this clause 7.7, the first party) agrees not to do, and must not permit any of its Representatives to do, any of the following things in respect of the Claim without the prior written consent of the party who is to bear the greater proportion of the Costs in respect of the Claim under clause 7.7(b)(vi) (in this clause 7.7, the second party) (which consent must not be unreasonably withheld):

(i)	admit, compromise, settle or pay the Claim; or

(ii)
take any other steps which may in any way prejudice the defence or challenge of the Claim including the discontinuation of any proceeding or appeal instituted or defended by the second party in the name of the first party.

(d)	The first party must consult with the second party in relation to:

(i)	the terms of the Claim; and

(ii)	any action in the name of the first party to resist, defend, dispute, avoid, counterclaim, set off, settle, compromise or appeal the Claim.

Demerger Deed	Arthur Robinson & Hedderwicks

(e)	The first party must keep, at all times, the second party fully informed of and facilitate the second party’s involvement in all matters relating to the Claim including:

(i)	retainer of solicitors and counsel;

(ii)	preparation and calling of evidence and the making of submissions;

(iii)	provision of all documents relating to the Claim; and

(iv)	if an appeal is to be made, all matters relating to the appeal (including the matters specified in sub-paragraphs (i) to (iii)).

(f)	Alumina Limited must ensure that WMC Resources and the other relevant WMC Resources Group Members (and their Representatives) are given:

(i)
full access to, and are permitted to take copies of, all relevant documentation in the possession, custody or control of Alumina Limited and each other Alumina Limited Group Member for the purposes of assessing the Claim;

(ii)	reasonable access to appropriate Representatives of Alumina Limited and each other Alumina Limited Group Member for the purposes of assessing the Claim; and

(iii)	all other reasonable assistance in relation to the Claim,

and WMC Resources agrees to take, and must procure that the other relevant WMC Resources Group Members take, reasonable steps to minimise disruption caused to the business of the Alumina Limited Group.

(g)	WMC Resources must ensure that Alumina Limited and the other relevant Alumina Limited Group Members (and their Representatives) are given:

(i)
full access to, and are permitted to take copies of, all relevant documentation in the possession, custody or control of WMC Resources or another WMC Resources Group Member for the purposes of assessing the Claim;

(ii)	reasonable access to appropriate Representatives of WMC Resources and each other WMC Resources Group Member for the purposes of assessing the Claim;

(iii)	all other reasonable assistance in relation to the Claim,

and Alumina Limited agrees to take, and must procure that the other relevant Alumina Limited Group Members take, reasonable steps to minimise disruption caused to the business of the WMC Resources Group.

(h)
Alumina Limited and its officers, employees and agents, must not do or cause to be done (or permit any other Alumina Limited Group Member or its officers, employees and agents to do or cause to be done) anything in relation to the Claim which may compromise or prejudice the rights of WMC Resources or the relevant other WMC Resources Group Members under this clause 7.7.

Demerger Deed	Arthur Robinson & Hedderwicks

(i)
If the party having responsibility for the conduct and management of the Claim under clause 7.7(b)(v) is also the party who is to bear the greater proportion of the Costs in respect of the Claim under clause 7.7(b)(vi), then that party must keep the other party fully informed of and facilitate the other party’s involvement in such matters relating to the Claim as are appropriate having regard to the other party’s interest in the Claim.

7.8	Claims by third parties against WMC Resources after Demerger Date

(a)
WMC Resources will be responsible for the management of and Costs associated with any Claim brought against WMC Resources after the Demerger Date, except in the circumstances set out in this clause 7.8.

(b)	If, after the Demerger Date:

(i)	a Claim is made or threatened against WMC Resources or another WMC Resources Group Member by a third party other than Alumina Limited or another Alumina Limited Group Member; or

(ii)
WMC Resources or another WMC Resources Group Member becomes aware of any fact or matter which could reasonably be expected to give rise to a Claim by a third party other than Alumina Limited or another Alumina Limited Group Member against WMC Resources or another WMC Resources Group Member, and the subject matter of that Claim relates partly or wholly to Alumina Limited, another Alumina Limited Group Member, a Retained Alumina Limited Business or a Former Alumina Limited Business, or the Claim is one in respect of which WMC Resources or another WMC Resources Group Member has or may have an indemnity from Alumina Limited (including, without limitation, under clause 14), then, whether or not Alumina Limited or another Alumina Limited Group Member has also been or may be joined as a party in respect of that Claim:

(iii)
WMC Resources must promptly provide a copy of the Claim to Alumina Limited, together with all other information in the possession, custody or control of the WMC Resources Group which is relevant to the Claim;

(iv)
to the extent permitted by Law, if the Claim relates wholly to Alumina Limited, another Alumina Limited Group Member or any asset or business retained by Alumina Limited or another Alumina Limited Group Member, WMC Resources will, acting reasonably, assign that Claim to Alumina Limited or another Alumina Limited Group Member;

Demerger Deed	Arthur Robinson & Hedderwicks

(v)
unless clause 7.8(b)(iv) applies, WMC Resources may, in its absolute discretion, either retain responsibility for the management and conduct of the Claim or require Alumina Limited to assume responsibility for the management and conduct of the Claim;

(vi)	Alumina Limited and WMC Resources will share the Costs of the Claim in proportion to the respective liability of each in connection with the Claim; and

(vii)
if there is any disagreement between WMC Resources and Alumina Limited in relation to a Claim to which this clause 7.8 applies, the reasonable requirements and directions of WMC Resources will prevail.

(c)
The party having responsibility for the conduct and management of the Claim under clause 7.8(b)(v) (in this clause 7.8, the first party) agrees not to do, and must not permit any of its Representatives to do, any of the following things in respect of the Claim without the prior written consent of the party who is to bear the greater proportion of the Costs in respect of the Claim under clause 7.8(b)(vi) (in this clause 7.8, the second party) (which consent must not be unreasonably withheld):

(i)	admit, compromise, settle or pay the Claim; or

(ii)
take any other steps which may in any way prejudice the defence or challenge of the Claim including the discontinuation of any proceeding or appeal instituted or defended by the second party in the name of the first party.

(d)	The first party must consult with the second party in relation to:

(i)	the terms of the Claim; and

(ii)	any action in the name of the first party to resist, defend, dispute, avoid, counterclaim, set off, settle, compromise or appeal the Claim.

(e)	The first party must keep, at all times, the second party fully informed of and facilitate the second party’s involvement in all matters relating to the Claim including:

(i)	retainer of solicitors and counsel;

(ii)	preparation and calling of evidence and the making of submissions;

(iii)	provision of all documents relating to the Claim; and

(iv)	if an appeal is to be made, all matters relating to the appeal (including the matters specified in sub-paragraphs (i) to (iii)).

Demerger Deed	Arthur Robinson & Hedderwicks

(f)	WMC Resources must ensure that Alumina Limited and the other relevant Alumina Limited Group Members (and their Representatives) are given:

(i)
full access to, and are permitted to take copies of, all relevant documentation in the possession, custody or control of WMC Resources and each other WMC Resources Group Member for the purposes of assessing the Claim;

(ii)	reasonable access to appropriate Representatives of WMC Resources and each WMC Resources Group Member for the purposes of assessing the Claim; and

(iii)	all other reasonable assistance in relation to the Claim,

and Alumina Limited agrees to take, and must procure that the other relevant Alumina Limited Group Members take, reasonable steps to minimise disruption caused to the business of the WMC Resources Group.

(g)	Alumina Limited must ensure that WMC Resources and the other relevant WMC Resources Group Members (and their Representatives) are given:

(i)
full access to, and are permitted to take copies of, all relevant documentation in the possession, custody or control of Alumina Limited or another Alumina Limited Group Member for the purposes of assessing the Claim;

(ii)	reasonable access to appropriate Representatives of Alumina Limited and each other Alumina Limited Group Member for the purposes of assessing the Claim; and

(iii)	all other reasonable assistance in relation to the Claim;

and WMC Resources agrees to take, and must procure that the other relevant WMC Resources Group Members take, reasonable steps to minimise disruption caused to the business of the Alumina Limited Group.

(h)
WMC Resources and its officers, employees and agents, must not do or cause to be done (or permit any other WMC Resources Group Member or its officers, employees or agents to do or cause to be done) anything in relation to the Claim which may compromise or prejudice the rights of Alumina Limited or the relevant other Alumina Limited Group Members under this clause 7.8.

(i)
If the party having responsibility for the conduct and management of the Claim under clause 7.8(b)(v) is also the party who is to bear the greater proportion of the Costs associated with the Claim under clause 7.8(b)(vi), then that party must keep the other party fully informed of and facilitate the other party’s involvement in such matters relating to the Claim as are appropriate having regard to the other party’s interest in the Claim.

Demerger Deed	Arthur Robinson & Hedderwicks

7.9	Excluded Litigation Matters

(a)
Despite the other provisions of this clause 7 but without limiting clauses 7.3 and 7.4, Alumina Limited and WMC Resources agree that (and agree to procure that) the following matters will be conducted by the party against whom the Claim is brought, subject to clause 7.9(a)(iii), at its own Cost:

(i)	any allegation of fraud made against either:

(A)	Alumina Limited or another Alumina Limited Group Member; or

(B)	WMC Resources or another WMC Resources Group Member;

(ii)
any claim which if proved would give rise to criminal liability under the Trade Practices Act 1974 (Cth) or equivalent Australian State and Territory Fair Trading Acts or corresponding sections of the Corporations Act against:

(A)	Alumina Limited or another Alumina Limited Group Member; or

(B)	WMC Resources or another WMC Resources Group Member;

(iii)
any claim which in WMC Resources’ opinion would be injurious to the name or reputation of WMC Resources or a Beneficiary of WMC Resources or materially or adversely affects its business, markets or operations;

(iv)	any criminal prosecution against WMC Resources or another WMC Resources Group Member (and not against Alumina Limited or another Alumina Limited Group Member).

(v)	any criminal prosecution against Alumina Limited or another Alumina Limited Group Member (and not against Alumina Limited or another Alumina Limited Group Member).

(b)	WMC Resources must ensure that Alumina Limited and the other relevant Alumina Limited Group Members (and their Representatives) are given:

(i)
full access to, and are permitted to take copies of, all relevant documentation in the possession, custody and control of WMC Resources and each other WMC Resources Group Member for the purposes of assessing any claim of the nature described in clause 7.9(a);

(ii)	reasonable access to appropriate Representatives of WMC Resources and each other WMC Resources Group Member for the purposes of assessing any claim of the nature described in clause 7.9(a); and

Demerger Deed	Arthur Robinson & Hedderwicks

(iii)	all other reasonable assistance in relation to any claim of the nature described in clause 7.9(a).

(c)	Alumina Limited must ensure that WMC Resources and the other relevant WMC Resources Group Members (and their Representatives) are given:

(i)
full access to, and are permitted to take copies of, all relevant documentation in the possession, custody and control of Alumina Limited and each other Alumina Limited Group Member for the purposes of assessing any claim of the nature described in clause 7.9(a);

(ii)	reasonable access to appropriate Representatives of Alumina Limited and each other Alumina Limited Group Member for the purposes of assessing any claim of the nature described in clause 7.9(a); and

(iii)	all other reasonable assistance in relation to any claim of the nature described in clause 7.9(a).

7.10	Assignment of litigation

Alumina Limited must, and must procure that each other Alumina Limited Group Member does, acting reasonably and to the extent permitted by Law either:

(a)	assign to WMC Resources or another WMC Resources Group Member the proceeds of any Existing Litigation Matter; or

(b)	assign any Existing Litigation Matter to WMC Resources or another WMC Resources Group Member.

8.	Employees

8.1	Indemnity – WMC Resources

WMC Resources must bear and be responsible for (and indemnifies Alumina Limited and each other Alumina Limited Group Member against) any Liability or Loss incurred by Alumina Limited or any other Alumina Limited Group Member arising directly or indirectly out of any aspect of the employment of any WMC Resources Employee, including any transfer, redundancy, retrenchment or termination by WMC Resources or another WMC Resources Group Member of any WMC Resources Employee (including, without limitation, severance, retrenchment or redundancy payments or payments in lieu of notice under the terms of any relevant industrial award, statute or contract (as the case may be)), but excluding any amount payable by Alumina Limited to any WMC Resources Employee on redemption by that WMC Resources Employee of any stock appreciation right issued to that WMC Resources Employee by Alumina Limited prior to the Demerger Date.

Demerger Deed	Arthur Robinson & Hedderwicks

8.2	Indemnity – Alumina Limited

Alumina Limited must bear and be responsible for (and indemnifies WMC Resources and each other WMC Resources Group Member against) any Liability or Loss incurred by WMC Resources or any other WMC Resources Group Member arising directly or indirectly out of any aspect of the employment of any Alumina Limited Employee, including any transfer, any redundancy, retrenchment or termination by Alumina Limited or another Alumina Limited Group Member of any Alumina Limited Employee (including, without limitation, severance, retrenchment or redundancy payments or payments in lieu of notice under the terms of any relevant industrial award, statute or contract (as the case may be)), but excluding any amount payable by WMC Resources to any Alumina Limited Employee on redemption by that Alumina Limited Employee of any stock appreciation right issued to that Alumina Limited Employee by WMC Resources immediately after the Demerger Date.

8.3	WMC Resources’ responsibility and indemnity

WMC Resources is responsible for (and indemnifies Alumina Limited and each other Alumina Limited Group Member against) all Claims made against Alumina Limited or another Alumina Limited Group Member for salary and wages (including any allowances or benefits and long and short term incentives), annual leave (including applicable loadings), sick leave and long service leave that are or become payable to any WMC Resources Employee pursuant to any contract of employment, award or statutory entitlement, but excluding any amount payable by Alumina Limited to any WMC Resources Employee on redemption by that WMC Resources Employee of any stock appreciation right issued to that WMC Resources Employee by Alumina Limited prior to the Demerger Date.

8.4	Alumina Limited’s responsibility and indemnity

Alumina Limited is responsible for (and indemnifies WMC Resources and each other WMC Resources Group Member against) all Claims made against WMC Resources or another WMC Resources Group Member for salary and wages (including all allowances or benefits and long and short term incentives), annual leave (including applicable loading), sick leave and long service leave that are or become payable to any Alumina Limited Employee pursuant to any contract of employment, award or statutory entitlement, but excluding any amount payable by WMC Resources to any Alumina Limited Employee on redemption by that Alumina Limited Employee of any stock appreciation right issued to that Alumina Limited Employee by WMC Resources immediately after the Demerger Date.

Demerger Deed	Arthur Robinson & Hedderwicks

9.	Superannuation

9.1	General

Subject to the other provisions of this clause 9, on or before the Demerger Date, relevant Alumina Limited Group Members and WMC Resources Group Members will:

(a)
if agreed by the parties and if appropriate and feasible, permit the ongoing participation by Alumina Limited in the WMC Superannuation Plan in respect of Alumina Limited Employees who are members of the WMC Superannuation Plan; and

(b)
where it is necessary to transfer Alumina Limited Employees who are members out of, or make payments to Alumina Limited Employees who are members from, the WMC Superannuation Plan, use their best endeavours to procure that the trustee of the WMC Superannuation Plan transfers an amount representing each transferring member’s interest as a member of the WMC Superannuation Plan calculated in accordance with the terms of the trust deed and rules of the WMC Superannation Plan; and

(c)	take all other steps necessary and incidental to the facilitation of those arrangements.

9.2	Alumina Limited indemnity

To the extent that Alumina Limited continues to participate, after the Demerger Date, in the WMC Superannuation Plan in respect of Alumina Limited Employees who are members of the WMC Superannuation Plan, Alumina Limited is responsible for (and indemnifies WMC Resources and each other WMC Resources Group Member against):

(a)	all Claims made against WMC Resources or another WMC Resources Group Member by any Alumina Limited Employee or the trustee of the WMC Superannuation Plan in respect of; and

(b)	any Liability or Loss incurred by WMC Resources or any other WMC Resources Group Member arising directly or indirectly out of,

the WMC Superannuation Plan as it applies in relation to any Alumina Limited Employee.

9.3	Transfer of amounts

[*Provisions to be inserted regarding the transfer of amounts from the WMC Superannuation Plan for Alumina Limited Employees, upon receiving instructions from WMC]

Demerger Deed	Arthur Robinson & Hedderwicks

10.	Insurance

10.1	Demerged Business insurance

(a)
Alumina Limited will maintain, and will procure that each other relevant Alumina Limited Group Member maintains, insurance of the Demerged Businesses up to the Demerger Date, covering such risks and for such amounts as would be maintained in accordance with Alumina Limited’s ordinary practice for the Demerged Businesses.

(b)
Subject to clauses 10.1(d) and 10.2, the parties acknowledge that, with effect on and from the Demerger Date, it is their intention that the WMC Resources Group will have the exclusive benefit of the insurance policies maintained in accordance with clause 10.1(a). Alumina Limited must use, and must procure that each other relevant Alumina Limited Group Member uses, best endeavours to ensure that the WMC Resources Group has such benefit on and from the Demerger Date, whether by assignment, novation or endorsement of those insurance policies.

(c)
Alumina Limited will not be taken to be in breach of its obligations under clause 10.1(b), and will, as soon as practicable, notify WMC Resources, if the relevant insurance coverage or benefits attaching to a relevant insurance policy:

(i)	cease to be available, including as a result of the full or partial cancellation of any policy; or

(ii)
cease to be available to Alumina Limited from its existing insurers, or, as the case may be, from reinsurers of Westminer Insurance Pte Ltd, on the existing terms as at the date of this deed or otherwise on reasonable commercial terms.

(d)
WMC Resources agrees to reimburse Alumina Limited for premiums paid in respect of the insurance policies maintained in accordance with clause 10.1(a), for periods up to and including the Demerger Date, and periods after the Demerger Date, except to the extent that insurance costs in respect of those insurance policies have already been allocated to a WMC Resources Group Member or a Demerged Business.

(e)
WMC Resources will maintain insurance on and from the Demerger Date covering such risks and for such amounts as would be maintained in accordance with ordinary practice for a business like each of the Demerged Businesses.

(f)	WMC Resources will not be taken to be in breach of its obligations under clause 10.1(e) if the relevant insurance coverage or benefits attaching to a relevant insurance policy:

(i)	cease to be available, including as a result of the full or partial cancellation of any policy; or

Demerger Deed	Arthur Robinson & Hedderwicks

(ii)
cease to be available to WMC Resources from its existing insurers, or, as the case may be, from reinsurers of Westminer Insurance Pte Ltd, on the existing terms as at the Demerger Date or otherwise on reasonable commercial terms.

10.2	D&O insurance

(a)
Alumina Limited will maintain director’s and officer’s insurance up to the Demerger Date, covering liabilities of the nature and scope referred to in each Director’s Indemnity and Employee’s Indemnity.

(b)
Subject to clause 10.2(c), Alumina Limited must procure that the director’s and officer’s insurance policies referred to in clause 10.2(a) will continue to be maintained for a period of 15 years after the Demerger Date, for the benefit of:

(i)	Alumina Limited, each other Alumina Limited Group Member and the directors, secretaries and executive officers of each Alumina Limited Group Member from time to time; and

(ii)	WMC Resources, each other WMC Resources Group Member and the directors, secretaries and executive officers of each WMC Resources Group Member from time to time,

in respect of acts and omissions occurring prior to the Demerger Date.

(c)	The obligations of Alumina Limited under clause 10.2(b) will not apply after the date that is 7 years after the Demerger Date if, and only for so long as:

(i)
the prospective cost of such policies to Alumina Limited, in terms of the level of premiums and deductibles applicable, would not be commercially reasonable (taking into account prevailing market conditions in relation to policies of that type); and

(ii)
the [consolidated net assets] [*define? eg exclude intangibles?] of the Alumina Limited Group (as determined in accordance with generally accepted accounting principles in Australia [as at the most recent balance date]) are at least A$[*] billion, and remain so for the 8 year period following that date.

If, at any time in the 8 year period referred to in clause 10.2(c)(ii), the [consolidated net assets] [*define? eg exclude intangibles?] of the Alumina Limited Group (as determined in accordance with generally accepted accounting principles in Australia [as at the most recent balance date]) are less than A$[*] billion, then Alumina Limited must procure that the director’s and officer’s insurance policies referred to in clause 10.2(a) are maintained for the remainder of that period, regardless of the prospective or actual cost of such policies to Alumina Limited.

Demerger Deed	Arthur Robinson & Hedderwicks

(d)	Without limiting clause 10.2(b), Alumina Limited must (and must procure that each other Alumina Limited Group Member does), in respect of each insurance policy maintained under clause 10.2(b):

(i)	not wilfully do or omit to do anything that would cause a breach of the insurance policy; and

(ii)
exercise all rights and discretions in respect of its performance under the insurance policy, to the extent that it affects WMC Resources, any other WMC Resources Group Member or any director, secretary or executive officer of any WMC Resources Group Member, in accordance with WMC Resources’ reasonable instructions.

(e)
WMC Resources agrees that Alumina Limited will act on behalf of the WMC Resources Group in respect of each insurance policy maintained by Alumina Limited under clause 10.2(b). WMC Resources must use (and must procure that each other WMC Resources Group Member uses) best endeavours to ensure that Alumina Limited is able to fulfil its obligations under the insurance policy, including, without limitation, by:

(i)	not wilfully doing or omitting to do anything that would cause a breach of the insurance policy; and

(ii)	providing all information, assistance and co-operation reasonably requested by Alumina Limited in relation to:

(A)	its performance under the insurance policy; or

(B)	any claim which may give rise to liability which is covered by the insurance policy,

to the extent that it relates to WMC Resources, any other WMC Resources Group Member or any director, secretary or executive officer of any WMC Resources Group Member.

(f)	Alumina Limited agrees to pay any premium for an insurance policy maintained by Alumina Limited under clause 10.2(b).

(g)
WMC Resources agrees to reimburse Alumina Limited for any deductibles paid by Alumina Limited in respect of claims by WMC Resources or any relevant director, secretary or executive officer of the WMC Resources Group under an insurance policy maintained by Alumina Limited under clause 10.2(b).

10.3	Insurance and WMC Resources Indemnities

(a)
Alumina Limited agrees that no WMC Resources Group Member will be liable in respect of a WMC Resources Indemnity if an Alumina Limited Group Member is entitled to claim under any insurance policy in respect of the matter in respect of which the Alumina Limited Group Member seeks to enforce the WMC Resources Indemnity, unless and until the relevant Alumina Limited Group Member has made a claim against its insurers and has used all reasonable endeavours to pursue such a claim. Any such insurance claim will then reduce by the amount covered or extinguished, as the case may be, the claim by the Alumina Limited Group Member under the WMC Resources Indemnity.

Demerger Deed	Arthur Robinson & Hedderwicks

(b)
Upon receipt of a payment paid to an Alumina Limited Group Member pursuant to a claim for loss or damage suffered by that Alumina Limited Group Member under an Alumina Limited insurance policy (Alumina Limited Claim Amount), in circumstances where WMC Resources or another WMC Resources Group Member has also paid to Alumina Limited or another Alumina Limited Group Member an amount under a WMC Resources Indemnity (WMC Resources Indemnity Amount) relating to the same loss or damage suffered by the Alumina Limited Group Member, Alumina Limited must repay to WMC Resources or the relevant WMC Resources Group Member (as appropriate) the lesser of the Alumina Limited Claim Amount and the WMC Resources Indemnity Amount.

10.4	Insurance and Alumina Limited Indemnities

(a)
WMC Resources agrees that no Alumina Limited Group Member will be liable in respect of an Alumina Limited Indemnity if a WMC Resources Group Member is entitled to claim under any insurance policy in respect of the matter in respect of which the WMC Resources Group Member seeks to enforce the Alumina Limited Indemnity, unless and until the relevant WMC Resources Group Member has made a claim against its insurers and has used all reasonable endeavours to pursue such a claim. Any such insurance claim will then reduce, by the amount covered or extinguished, as the case may be, the claim by the WMC Resources Group Member under the Alumina Limited Indemnity.

(b)
Upon receipt of a payment paid to a WMC Resources Group Member pursuant to a claim for loss or damage suffered by that WMC Resources Group Member under a WMC Resources insurance policy (WMC Resources Claim Amount),in circumstances where Alumina Limited or another Alumina Limited Group Member has also paid to WMC Resources or another WMC Resources Group Member an amount under an Alumina Limited Indemnity (Alumina Limited Indemnity Amount) relating to the same loss or damage suffered by the WMC Resources Group Member, WMC Resources must repay to Alumina Limited or the relevant Alumina Limited Group Member (as appropriate) the lesser of the WMC Resources Claim Amount and the Alumina Limited Indemnity Amount.

11.	Guarantees

11.1	Deed of Cross Guarantee

On or as soon as possible after the Demerger Date, each of the parties will:

Demerger Deed	Arthur Robinson & Hedderwicks

(a)
execute, and procure that each of its Related Bodies Corporate who is a party to the Deed of Cross Guarantee executes, a Revocation Deed in the form contemplated by ASIC Class Order [CO 98/1418], in order to revoke the Deed of Cross Guarantee in respect of all parties to it that are WMC Resources Group Members;

(b)	procure the lodgement with ASIC of the executed Revocation Deed;

(c)
within one month of the lodgement with ASIC of the executed Revocation Deed, procure the publication, in a daily newspaper circulating in each State and Territory of Australia and on behalf of each party to the Deed of Cross Guarantee, of an advertisement complying with clause 4.5(b) of the Deed of Cross Guarantee; and

(d)	do everything reasonably necessary to ensure that the condition in clause 4.5(c) of the Deed of Cross Guarantee is satisfied for the purposes of the Revocation Deed.

11.2	Removal of other Alumina Limited Guarantees

Alumina Limited and WMC Resources must use (and must procure each other Alumina Limited Group Member and WMC Resources Group Member (as the case may be) uses) all reasonable endeavours to procure, as soon as possible after the Demerger Date:

(a)	the termination of;

(b)	the release of each relevant Alumina Limited Group Member from all of its Liabilities under and in connection with; or

(c)	the novation to WMC Resources or another WMC Resources Group Member of all of each relevant Alumina Limited Group Member’s rights and Liabilities under and in connection with,

each Alumina Limited Guarantee, as agreed by Alumina Limited and WMC Resources, including by WMC Resources or another WMC Resources Group Member providing guarantees, letters of comfort or other security, or bank guarantees or other financial security from a person other than a WMC Resources Group Member, where reasonably requested by a third party.

11.3	No further issues by WMC Resources

WMC Resources will not, and must procure that each other relevant WMC Resources Group Member does not, issue any new debt securities after the Demerger Date in respect of which Alumina Limited or any other Alumina Limited Group Member would have a Liability under an Alumina Limited Guarantee (other than the Deed of Cross Guarantee).

11.4	Indemnity from WMC Resources

WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each Alumina Limited Group Member against any Liability or Loss arising directly or indirectly from, or in connection with, an Alumina Limited Guarantee.

Demerger Deed	Arthur Robinson & Hedderwicks

11.5	Indemnity from Alumina Limited

Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each WMC Resources Group Member against any Liability or Loss arising directly or indirectly from, or in connection with, a WMC Resources Guarantee.

12.	Access to Records, Assistance and Taxation

12.1	Delivery of Records by Alumina Limited

Alumina Limited must:

(a)
deliver to WMC Resources, at a time and place to be agreed between the parties (subject to clause 12.3), all Records which exclusively relate to WMC Resources, the Demerged Businesses, any Former WMC Resources Business and the Companies, except that if Alumina Limited or another Alumina Limited Group Member is required by Law to retain any of the Records, Alumina Limited may instead deliver copies of those Records to WMC Resources;

(b)
provide WMC Resources, each other WMC Resources Group Member and their respective Representatives with access to all Records which are connected with WMC Resources, the Demerged Businesses, any Former WMC Resources Business and the Companies (except those Records which are internal correspondence or inter-Alumina Limited Group correspondence) and allow WMC Resources to take copies of those Records if required; and

(c)
if it intends to destroy any Records referred to in clause 12.1(b), give WMC Resources reasonable notice of that intention and permit WMC Resources, each other WMC Resources Group Member and their respective Representatives to access and take copies of or retrieve any such Records prior to their destruction.

12.2	Delivery of Records by WMC Resources

WMC Resources must:

(a)
deliver to Alumina Limited, at a time and place to be agreed between the parties (subject to clause 12.3), all Records which exclusively relate to Alumina Limited, any Retained Alumina Limited Business or any Former Alumina Limited Business, except that if WMC Resources or another WMC Resources Group Member is required by Law to retain any of the Records, WMC Resources may instead deliver copies of those Records to Alumina Limited;

(b)
provide Alumina Limited, each other Alumina Limited Group Member and their respective Representatives with access to all Records which are connected with Alumina Limited, any Retained Alumina Limited Business or any Former Alumina Limited Business (except those Records which are internal correspondence or inter-WMC Resources Group correspondence) and allow Alumina Limited to take copies of those Records if required; and

Demerger Deed	Arthur Robinson & Hedderwicks

(c)
if it intends to destroy any Records referred to in clause 12.2(b), give Alumina Limited reasonable notice of that intention and permit Alumina Limited, each other Alumina Limited Group Member and their respective Representatives to access and take copies of or retrieve any such Records prior to their destruction.

12.3	Deemed delivery

The parties agree that delivery under clauses 12.1(a) and 12.2(a) will be deemed to occur:

(a)	if Records are stored with third parties and WMC Resources or, as the case may be, Alumina Limited agrees to continue to store those Records with that third party; or

(b)	if the parties agree that the Alumina Limited Group Member or WMC Resources Group Member holding Records will continue to hold them for WMC Resources or, as the case may be, Alumina Limited,

by providing access to the relevant party and its Representatives to the premises where those Records are stored.

12.4 Audit	co-operation

Alumina Limited and WMC Resources will use their reasonable endeavours to assist each other in relation to the preparation of their respective financial statements for the period ended 31 December 2002.

12.5 Tax	assistance – WMC Resources

WMC Resources must ensure that Alumina Limited and its professional advisers have reasonable access to the personnel of WMC Resources and to any relevant premises, assets and Records within the custody, power, possession or control of any WMC Resources Group Member to enable Alumina Limited and its professional advisers to:

(a)	examine a Tax Claim (and Records relating to that Tax Claim); and

(b)
to take copies or photographs of the Records relating to the Tax Claim, at the expense of Alumina Limited, provided Alumina Limited and its professional advisers give to WMC Resources such undertakings as to confidentiality as WMC Resources may reasonably require, subject however to any legal obligation upon Alumina Limited to produce such Records to a third party.

However, the parties must at all times act having regard to the extent to which legal professional privilege or similar privilege extends to any communication or document.

Demerger Deed	Arthur Robinson & Hedderwicks

12.6	Tax assistance – Alumina Limited

Alumina Limited must ensure that WMC Resources and its professional advisers have reasonable access to personnel of Alumina Limited and to any relevant premises, assets and Records within the custody, power, possession or control of any Alumina Limited Group Member to enable WMC Resources and its professional advisers to:

(a)
examine a Tax Claim (and Records relating to that Tax Claim) that relates to a period of time when Alumina Limited owned a Demerged Business or a Former WMC Resources Business the subject of the Tax Claim; and

(b)
take copies or photographs of the records relating to the Tax Claim, at the expense of WMC Resources, provided WMC Resources and its professional advisers give to Alumina Limited such undertakings as to confidentiality as Alumina Limited may reasonably require, subject however to any legal obligation upon WMC Resources to produce such records to a third party.

However, the parties must at all times act having regard to the extent to which legal professional privilege or similar privilege extends to any communication or document.

12.7	Tax consolidation – Alumina Limited

Alumina Limited acknowledges and agrees that it has not made, and will not make without the prior written consent of WMC Resources, a choice pursuant to section 703-50 of the 1997 Tax Act that the eligible entities within the Alumina Limited Group, or the eligible entities within the group of companies comprising Alumina Limited and its Related Bodies Corporate prior to the Demerger Date, will be taken to be consolidated on and after any day occurring on or before the Demerger Date.

13.	Alumina Limited Tax Claims

13.1	Indemnity for Alumina Limited Tax Claims

Subject to this clause 13, if an Alumina Limited Tax Claim is received or suffered by Alumina Limited or an Alumina Limited Group Member at any time, then:

(a)
Alumina Limited and WMC Resources must determine whether the Tax Claim Amount is reasonably attributable to a Demerged Business or a Former WMC Resources Business, or alternatively to a Retained Alumina Limited Business or a Former Alumina Limited Business;

(b)
if the Tax Claim Amount is reasonably attributable to a Demerged Business or a Former WMC Resources Business, WMC Resources must indemnify, and must procure that each other WMC Resources Group Member indemnifies, the relevant Alumina Limited Group Member in respect of the Tax Claim Amount;

Demerger Deed	Arthur Robinson & Hedderwicks

(c)
if the Tax Claim Amount is reasonably attributable to a Retained Alumina Limited Business or a Former Alumina Limited Business, WMC Resources has no liability to Alumina Limited or any other Alumina Limited Group Member in respect of that Tax Claim Amount;

(d)
if the Tax Claim Amount cannot reasonably be attributed in accordance with clause 13.1(b) or (c), then WMC Resources must indemnify the relevant Alumina Limited Group Member in respect of that proportion of the Tax Claim Amount that is the same as the proportion that the taxable income of the Demerged Businesses and Former WMC Resources Businesses would have borne to the total taxable income of the Retained Alumina Limited Businesses and Former Alumina Limited Businesses (but for the availability of tax losses, if any) in the relevant financial year; and

(e)	if Alumina Limited and WMC Resources cannot agree on the allocation of the Tax Claim Amount, the matter is to be referred for the determination of the expert under clause 13.7.

Payments under this clause 13 will be treated in accordance with clause 17.

13.2	Exclusions

The obligations of WMC Resources under clause 13.1 do not apply in respect of a Tax Claim Amount:

(a)
to the extent that the Tax Claim Amount arises from the failure by Alumina Limited after the Accounting Effective Date to supply to WMC Resources or another WMC Resources Group Member on a timely basis information which is reasonably requested by WMC Resources or another WMC Resources Group Member in relation to a Tax Claim Amount including, without limitation, a breach by Alumina Limited of clause 13.5; and

(b)	to the extent that the Tax Claim Amount arises from the failure by the Alumina Limited Group Member after the Accounting Effective Date, in a timely manner, to properly:

(i)	lodge any return, notice of proposed adjustment, challenge, other notice, objection or other document in relation to the Alumina Limited Tax Claim;

(ii)	claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment; or

(iii)
disclose or correctly describe in any return, notice, objection or other document relating to the Alumina Limited Tax Claim any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of either Alumina Limited or another Alumina Limited Group Member; and

Demerger Deed	Arthur Robinson & Hedderwicks

(c)
to the extent that the relevant Alumina Limited Tax Claim was issued or made as a direct consequence of any omission, representation or disclosure not previously agreed by WMC Resources (such agreement not to be unreasonably withheld), other than an act required by Law, by or on behalf of Alumina Limited, any other Alumina Limited Group Member or any of their respective Representatives on or after the Accounting Effective Date.

13.3	Payment

Payments under clause 13.1 must be made to Alumina Limited at least seven days before the latest date on which that payment may lawfully be made without incurring any further penalty or interest for late payment.

13.4	Notice and assistance

If Alumina Limited becomes aware of an Alumina Limited Tax Claim it must give written notice of it to WMC Resources within 10 days of becoming so aware.

13.5	Action taken

(a)
Alumina Limited must ensure that any Alumina Limited Group Member takes any proper and reasonable action within any response period prescribed by Law that WMC Resources or another WMC Resources Group Member requests to avoid, resist, compromise, challenge or defend a demand or notice issued by a Governmental Agency which gives rise to an Alumina Limited Tax Claim, provided WMC Resources indemnifies, or procures that the relevant WMC Resources Group Member indemnifies, Alumina Limited against any Liability or Loss which may be suffered or incurred as a result of compliance with their request. The action that WMC Resources or the other WMC Resources Group Member may request be taken by Alumina Limited in respect of a Tax Claim Amount includes the making of challenges, appeals and objections, provided that all other avenues of review have been exhausted.

(b)
WMC Resources may, as an alternative to requiring action to be taken by the Alumina Limited Group under clause 13.5(a), give notice to Alumina Limited requiring it to appoint or to ensure that an Alumina Limited Group Member appoints WMC Resources or another WMC Resources Group Member as its representative, to take action to avoid, resist, compromise, challenge or defend the Alumina Limited Tax Claim.

(c)	Any action required under this clause 13.5 must be taken in a timely manner.

Demerger Deed	Arthur Robinson & Hedderwicks

(d)	The provisions of clauses 7.7(b)(vi) and (vii) and (c) to (i) apply in respect of any notice given and action taken by WMC Resources under clause 13.5(b).

13.6	Alumina Limited indemnity

If, following the making of a payment under clause 13.1 in respect of a Tax Claim Amount, all or part of the amount so paid by WMC Resources is refunded by way of credit, refund or rebate of Tax to the Alumina Limited Group Member (including, but not limited to, any amount or credit received following a successful objection or appeal), Alumina Limited must immediately pay to WMC Resources or the relevant WMC Resources Group Member, an amount equal to the refund (or, if clause 13.1(d) applies, an amount equal to the relevant proportion of the refund) after deducting the relevant reasonable costs and expenses incurred by the Alumina Limited Group Member in obtaining the refund (to the extent that those costs and expenses have not already been met by WMC Resources). Payments under this clause 13.6 will be treated in accordance with clause 17.

13.7	Expert

(a)
If WMC Resources (or the relevant WMC Resources Group Member) and Alumina Limited cannot agree on any amount to be paid under this clause 13 within 21 days of a dispute arising, then either WMC Resources or Alumina Limited may refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from WMC Resources or the relevant WMC Resources Group Member and Alumina Limited (and, so far as practicable, not later than seven days before the latest date on which payment in respect of the Alumina Limited Tax Claim may lawfully be made without incurring any further penalty or interest for late payment).

(b)
The expert is to be a person with over ten years experience in Tax agreed by WMC Resources and Alumina Limited, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise in relation to any payments due under clause 13.1, appointed by the President of the Institute of Chartered Accountants in Australia at the request of either WMC Resources or Alumina Limited. The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. WMC Resources and Alumina Limited agree to each pay one half of the expert’s costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in their absolute discretion.

(c)
If the dispute cannot be resolved by the expert on or before the date falling seven days before the latest date on which payment in respect of the Alumina Limited Tax Claim may lawfully be made without incurring any further penalty or interest for late payment, then WMC Resources must, pending the determination of the expert, pay to Alumina Limited the amount claimed under clause 13.1 in respect of that Alumina Limited Tax Claim, including the disputed amount or amounts.

Demerger Deed	Arthur Robinson & Hedderwicks

(d)
If clause 13.7(c) applies and the expert’s determination is that the amount of the payment to be made by WMC Resources in respect of the Alumina Limited Tax Claim either exceeds or is less than the amount paid under clause 13.7(c), then:

(i)
if the amount determined by the expert is less than the amount paid by WMC Resources, Alumina Limited must immediately pay to WMC Resources an amount equal to the difference between the amount so determined and the amount paid; and

(ii)
if the amount determined by the expert exceeds the amount paid by WMC Resources, then WMC Resources must immediately pay to Alumina Limited an amount equal to the difference between the amount so determined and the amount paid, and payments under this clause 13.7 are to be treated in accordance with clause 17.

13.8	Accounting for Tax refunds

If, after the Accounting Effective Date, WMC Resources or any other WMC Resources Group Member receives any credit, rebate or refund of Tax in respect of any Alumina Limited Group Member, WMC Resources shall cause the amount of the credit, rebate or refund of Tax received to be paid to the relevant Alumina Limited Group Member.

14.	WMC Resources Tax Claims

14.1	Indemnity for WMC Resources Tax Claims

Subject to this clause 14, if a WMC Resources Tax Claim is received or suffered by WMC Resources or a WMC Resources Group Member at any time, then:

(a)
WMC Resources and Alumina Limited must determine whether the Tax Claim Amount is reasonably attributable to a Demerged Business or a Former WMC Resources Business, or alternatively to a Retained Alumina Limited Business or a Former Alumina Limited Business;

(b)
if the Tax Claim Amount is reasonably attributable to a Demerged Business or a Former WMC Resources Business, Alumina Limited has no liability to WMC Resources or any other WMC Resources Group Member in respect of that Tax Claim Amount;

(c)
if the Tax Claim Amount is reasonably attributable to a Retained Alumina Limited Business or Former Alumina Limited Business, Alumina Limited must indemnify, and must procure that each other Alumina Limited Group Member indemnifies, the relevant WMC Resources Group Member in respect of the Tax Claim Amount;

Demerger Deed	Arthur Robinson & Hedderwicks

(d)
if the Tax Claim Amount cannot reasonably be attributed in accordance with clause 14.1(b) or (c), then Alumina Limited must indemnify the relevant WMC Resources Group Member in respect of that proportion of the Tax Claim Amount that is the same as the proportion that the taxable income of the Demerged Businesses and Former WMC Resources Businesses would have borne to the total taxable income of the Retained Alumina Limited Businesses and Former Alumina Limited Businesses (but for the availability of tax losses, if any) in the relevant financial year; and

(e)	if WMC Resources and Alumina Limited cannot agree on the allocation of the Tax Claim Amount, the matter is to be referred for the determination of the expert under clause 14.7.

Payments under this clause 14 will be treated in accordance with clause 17.

14.2	Exclusions

The obligations of Alumina Limited under clause 14.1 do not apply in respect of a Tax Claim Amount:

(a)
to the extent that the Tax Claim Amount arises from the failure by WMC Resources after the Accounting Effective Date to supply to Alumina Limited or another Alumina Limited Group Member on a timely basis information which is reasonably requested by Alumina Limited or another Alumina Limited Group Member in relation to a Tax Claim Amount including, without limitation, a breach by WMC Resources of clause 14.5; and

(b)	to the extent that the Tax Claim Amount arises from the failure by the WMC Resources Group Member after the Accounting Effective Date, in a timely manner, to properly:

(i)	lodge any return, notice of proposed adjustment, challenge, other notice, objection or other document in relation to the WMC Resources Tax Claim;

(ii)	claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment; or

(iii)
disclose or correctly describe in any return, notice, objection or other document relating to the WMC Resources Tax Claim any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of either WMC Resources or another WMC Resources Group Member; and

(c)
to the extent that the relevant WMC Resources Tax Claim was issued or made as a direct consequence of any omission, representation or disclosure not previously agreed by Alumina Limited (such agreement not to be unreasonably withheld), other than an act required by Law, by or on behalf of WMC Resources, any other WMC Resources Group Member or any of their respective Representatives on or after the Accounting Effective Date.

Demerger Deed	Arthur Robinson & Hedderwicks

14.3	Payment

Payments under clause 14.1 must be made to WMC Resources at least seven days before the latest date on which that payment may lawfully be made without incurring any further penalty or interest for late payment.

14.4	Notice and assistance

If WMC Resources becomes aware of a WMC Resources Tax Claim it must give written notice of it to Alumina Limited within 10 days of becoming so aware.

14.5	Action taken

(a)
WMC Resources must ensure that any WMC Resources Group Member takes any proper and reasonable action within any response period prescribed by Law that Alumina Limited or another Alumina Limited Group Member requests to avoid, resist, compromise, challenge or defend a demand or notice issued by a Governmental Agency which gives rise to a WMC Resources Tax Claim, provided Alumina Limited indemnifies, or procures that the relevant Alumina Limited Group Member indemnifies, WMC Resources against any Liability or Loss which may be suffered or incurred as a result of compliance with their request. The action that Alumina Limited or the other Alumina Limited Group Member may request be taken by WMC Resources in respect of a Tax Claim Amount includes the making of challenges, appeals and objections, provided that all other avenues of review have been exhausted.

(b)
Alumina Limited may, as an alternative to requiring action to be taken by the WMC Resources Group under clause 14.5(a), give notice to WMC Resources requiring it to appoint or to ensure that a WMC Resources Group Member appoints Alumina Limited or another Alumina Limited Group Member as its representative, to take action to avoid, resist, compromise, challenge or defend the WMC Resources Tax Claim.

(c)	Any action required under this clause 14.5 must be taken in a timely manner.

(d)	The provisions of clauses 7.8(b)(vi) and (vii) and (c) to (i) apply in respect of any notice given and action taken by Alumina Limited under clause 14.5(b).

Demerger Deed	Arthur Robinson & Hedderwicks

14.6	WMC Resources indemnity

If, following the making of a payment under clause 14.1 in respect of a Tax Claim Amount, all or part of the amount so paid by Alumina Limited is refunded by way of credit, refund or rebate of Tax to the WMC Resources Group Member (including, but not limited to, any amount or credit received following a successful objection or appeal), WMC Resources must immediately pay to Alumina Limited or the relevant Alumina Limited Group Member, an amount equal to the refund (or, if clause 14.1(d) applies, an amount equal to the relevant proportion of the refund) after deducting the relevant reasonable costs and expenses incurred by the WMC Resources Group Member in obtaining the refund (to the extent that those costs and expenses have not already been met by Alumina Limited). Payments under this clause 14.6 will be treated in accordance with clause 17.

14.7	Expert

(a)
If Alumina Limited (or the relevant Alumina Limited Group Member) and WMC Resources cannot agree on any amount to be paid under this clause 14 within 21 days of a dispute arising, then either Alumina Limited or WMC Resources may refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from Alumina Limited or the relevant Alumina Limited Group Member and WMC Resources (and, so far as practicable, not later than seven days before the latest date on which payment in respect of the WMC Resources Tax Claim may lawfully be made without incurring any further penalty or interest for late payment).

(b)
The expert is to be a person with over ten years experience in Tax agreed by Alumina Limited and WMC Resources, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise in relation to any payments due under clause 14.1, appointed by the President of the Institute of Chartered Accountants in Australia at the request of either Alumina Limited or WMC Resources. The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. Alumina Limited and WMC Resources agree to each pay one half of the expert’s costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in their absolute discretion.

(c)
If the dispute cannot be resolved by the expert on or before the date falling seven days before the latest date on which payment in respect of the WMC Resources Tax Claim may lawfully be made without incurring any further penalty or interest for late payment, then Alumina Limited must, pending the determination of the expert, pay to WMC Resources the amount claimed under clause 14.1 in respect of that WMC Resources Tax Claim, including the disputed amount or amounts.

Demerger Deed	Arthur Robinson & Hedderwicks

(d)
If clause 14.7(c) applies and the expert’s determination is that the amount of the payment to be made by Alumina Limited in respect of the WMC Resources Tax Claim either exceeds or is less than the amount paid under clause 14.7(c), then:

(i)
if the amount determined by the expert is less than the amount paid by Alumina Limited, WMC Resources must immediately pay to Alumina Limited an amount equal to the difference between the amount so determined and the amount paid; and

(ii)
if the amount determined by the expert exceeds the amount paid by Alumina Limited, then Alumina Limited must immediately pay to WMC Resources an amount equal to the difference between the amount so determined and the amount paid, and payments under this clause 14.7 are to be treated in accordance with clause 17.

14.8	Accounting for Tax Refunds

If, after the Accounting Effective Date, Alumina Limited or any other Alumina Limited Group Member receives any credit, rebate or refund of Tax in respect of any WMC Resources Group Member, Alumina Limited shall cause the amount of the credit, rebate or refund of Tax received to be paid to the relevant WMC Resources Group Member.

15.	Regulatory Matters

15.1	Transfer of Statutory Licences

Alumina Limited and WMC Resources agree to co-operate in relation to the grant or transfer of Statutory Licences and each agrees to meet the reasonable costs incurred by the other in providing any assistance reasonably required under this clause 15.1.

15.2	Enquiries by Governmental Agencies

Alumina Limited and WMC Resources agree to co-operate in relation to any regulatory or other enquiries commenced or made by any Governmental Agency in relation to conduct by an Alumina Limited Group Member and/or a WMC Resources Group Member prior to, on or after the Demerger Date including, without limitation, by providing:

(a)	information after the Demerger Date; and

(b)	reasonable access to their respective personnel, premises, assets and Records within their custody, power, possession or control.

Demerger Deed	Arthur Robinson & Hedderwicks

16.	Indemnity

16.1	Alumina Limited indemnity

Unless otherwise expressly provided in a Transaction Document, Alumina Limited indemnifies, and must procure that each other Alumina Limited Group Member indemnifies, WMC Resources and each other WMC Resources Group Member against any Liability or Loss arising directly or indirectly from, or incurred in connection with, a breach by Alumina Limited or any other Alumina Limited Group Member of a Transaction Document.

16.2	WMC Resources indemnity

Unless otherwise expressly provided in a Transaction Document, WMC Resources indemnifies, and must procure that each other WMC Resources Group Member indemnifies, Alumina Limited and each other Alumina Limited Group Member against any Liability or Loss arising directly or indirectly from, or incurred in connection with, a breach by WMC Resources or any other WMC Resources Group Member of a Transaction Document.

16.3	Alumina Limited indemnity not affected

Alumina Limited and each Alumina Limited Group Member’s liability under clause 16.1 is not affected by anything which might release or exonerate or otherwise affect it at law or in equity including, but not limited to, one or more of the following:

(a)	WMC Resources or another WMC Resources Group Member granting time or other indulgences to, compromising with or partially releasing Alumina Limited or another Alumina Limited Group Member in any way;

(b)	laches, acquiescence, delay, acts or omissions on the part of WMC Resources or another WMC Resources Group Member;

(c)	any variation or novation of a right of WMC Resources or another WMC Resources Group Member;

(d)
any alteration of this deed (other than an amendment to or release in respect of clause 16.1) or any agreement entered into in the performance of this deed, including, without limitation, the other Transaction Documents and any variation to those documents; and

(e)	the invalidity or unenforceability of an obligation or liability of a person other than WMC Resources or another WMC Resources Group Member.

16.4	WMC Resources indemnity not affected

WMC Resources and each WMC Resources Group Member’s liability under clause 16.2 is not affected by anything which might release or exonerate or otherwise affect it at law or in equity including, but not limited to, one or more of the following:

Demerger Deed	Arthur Robinson & Hedderwicks

(a)	Alumina Limited or another Alumina Limited Group Member granting time or other indulgences to, compromising with or partially releasing WMC Resources or another WMC Resources Group Member in any way;

(b)	laches, acquiescence, delay, acts or omissions on the part of Alumina Limited or another Alumina Limited Group Member;

(c)	any variation or novation of a right of Alumina Limited or another Alumina Limited Group Member;

(d)
any alteration of this deed (other than an amendment to or release in respect of clause 16.2) or any agreement entered into in the performance of this deed, including, without limitation, the Transaction Documents and any variation to those documents; and

(e)	the invalidity or unenforceability of an obligation or liability of a person other than Alumina Limited or another Alumina Limited Group Member.

17.	Tax Adjustment for Indemnities

17.1	Alumina Limited Indemnities

Without limiting the obligations of Alumina Limited and each other Alumina Limited Group Member under an Alumina Limited Indemnity, the parties acknowledge and agree that, in respect of each Alumina Limited Indemnity, to the extent that a payment is due and payable under that indemnity in respect of a Liability or Loss of a WMC Resources Group Member, then the Alumina Limited Indemnity Payment should:

(a)	be made by the vendor of the shares in that WMC Resources Group Member to WMC Resources or another WMC Resources Group Member, as purchaser of the relevant shares; and

(b)
unless a tax deduction is available, be treated as a pro rata reduction in the purchase price for each share in the WMC Resources Group Member paid by WMC Resources or another WMC Resources Group Member to the vendor.

Demerger Deed	Arthur Robinson & Hedderwicks

17.2	WMC Resources Indemnities

Without limiting the obligations of WMC Resources and each other WMC Resources Group Member under a WMC Resources Indemnity, the parties acknowledge and agree that, in respect of each WMC Resources Indemnity, to the extent that a payment is due and payable under that indemnity in respect of a Liability or Loss of an Alumina Limited Group Member, then the WMC Resources Indemnity Payment should:

(a)	be made by WMC Resources or another WMC Resources Group Member (as purchaser of the shares in the relevant WMC Resources Group Member) to the vendor of those shares; and

(b)
unless a tax deduction is available, be treated as a pro rata increase in the purchase price for each share in the WMC Resources Group Member paid by WMC Resources or another WMC Resources Group Member to the vendor.

17.3	Gross-up for Alumina Limited Indemnities

If, for any reason, an amount paid by Alumina Limited or another Alumina Limited Group Member to WMC Resources or another WMC Resources Group Member under an Alumina Limited Indemnity is treated as, or gives rise to, assessable income to WMC Resources or another WMC Resources Group Member on receipt under any law relating to Tax (including, but not limited to, the capital gains tax provisions of the 1997 Tax Act) then, Alumina Limited agrees to pay to WMC Resources or the relevant WMC Resources Group Member an additional amount under this clause 17.3 equal to:

(A – B) x (1/(1 – T) – 1)

where:

A	is the amount of the Alumina Limited Indemnity Payment;

B	is the amount of the Tax Benefit in respect of the Liability or Loss in respect of which the Alumina Limited Indemnity Payment is made; and

T	is the general corporate tax rate at the time the Alumina Limited Indemnity Payment is made.

For the avoidance of any doubt, (A – B) can be a positive or nil amount. If it is a negative amount then, for the purposes of this clause 17.3, it will be deemed to be a nil amount.

17.4	Gross-up for WMC Resources Indemnities

If, for any reason, an amount paid by WMC Resources or another WMC Resources Group Member to Alumina Limited or another Alumina Limited Group Member under a WMC Resources Indemnity is treated as, or gives rise to, assessable income to Alumina Limited or another Alumina Limited Group Member on receipt under any law relating to Tax (including, but not limited to, the capital gains tax provisions of the 1997 Tax Act) then, WMC Resources agrees to pay to Alumina Limited or the relevant Alumina Limited Group Member an additional amount under this clause 17.4 equal to:

Demerger Deed	Arthur Robinson & Hedderwicks

(A – B) x (1/(1 – T) – 1)

where:

A	is the amount of the WMC Resources Indemnity Payment;

B	is the amount of the Tax Benefit in respect of the Liability or Loss in respect of which the WMC Resources Indemnity Payment is made; and

T	is the general corporate tax rate at the time the WMC Resources Indemnity Payment is made.

For the avoidance of any doubt, (A – B) can be a positive or nil amount. If it is a negative amount then, for the purposes of this clause 17.4, it will be deemed to be a nil amount.

18.	Dispute Resolution

18.1	Dispute

If a dispute arises between the parties in connection with this deed, the parties undertake in good faith to use all reasonable endeavours to settle the dispute.

18.2	Notice of dispute

If the parties are unable to settle a dispute within 7 days of commencement of discussions on the dispute then either party may implement the following dispute resolution procedure, by written notice to the other. In the notice it must designate a person with authority to resolve the matter. The other party must designate a person with sufficient authority to resolve the dispute within 7 days of receipt of that notice.

18.3	Resolution of dispute

The designated persons must meet to seek to resolve the dispute, within 7 days of the last designation required by clause 18.2 being notified.

18.4	Second appointment

If the dispute is not resolved within those 7 days or within such further period as the representatives agree is appropriate, either party to the dispute may direct that the matter is referred to the chief executive officers of the parties for resolution, by written notice to the other.

18.5	Resolution of dispute

The chief executive officers must meet to seek to resolve the dispute within one month of the reference. If the chief executive officers cannot resolve the dispute within one month then either party may refer the dispute to arbitration or commence court proceedings relating to the dispute.

Demerger Deed	Arthur Robinson & Hedderwicks

18.6	Exchange of information

The parties acknowledge that the purpose of any exchange of information or documents or the making of any offer of settlement pursuant to this clause 18 is to attempt to settle the dispute between the parties. No party may use any information or documents obtained through the dispute resolution process established by this clause 18 for any purpose other than in an attempt to settle a dispute between them.

18.7	Interlocutory relief

Nothing in this clause 18 will limit the ability or right of a party to seek interlocutory relief.

19.	Warranties

19.1	Warranties

Each party represents and warrants to the other party that:

(a)
it has the power to enter into and perform its obligations under this deed and each other Transaction Document and to carry out the transactions contemplated by this deed and each other Transaction Document;

(b)
it has taken all necessary corporate action to authorise the entry into and performance of this deed and each other Transaction Document and to carry out the transactions contemplated by this deed and each other Transaction Document;

(c)	this deed and each other Transaction Document is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration;

(d)
the execution and performance by it of this deed and each other Transaction Document and each transaction contemplated under this deed and each other Transaction Document did not and will not violate in any respect a provision of:

(i)	a Law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

(ii)	its constitution or other constituent documents; or

(iii)	any other document or agreement that is binding on it or its assets; and

(e)	no meeting has been convened or resolution proposed, or petition presented or threatened, and no order has been made or is likely, for the winding-up of it.

Demerger Deed	Arthur Robinson & Hedderwicks

19.2	Reliance on representations and warranties

Each party acknowledges that the other party has entered into this deed and each other Transaction Document in reliance on the representations and warranties in clause 19.1.

20.	GST

20.1	GST to be added to amounts payable

If GST is payable on a Taxable Supply made under, by reference to or in connection with this deed, the party providing the Consideration for that Taxable Supply must also pay the GST Amount as additional Consideration. This clause 20.1 does not apply to the extent that the Consideration for the Taxable Supply is expressly agreed to be GST inclusive.

20.2	Tax Invoice and Adjustment Note

No payment of any amount pursuant to clause 20.1, and no payment of the GST Amount where the Consideration for a Taxable Supply is expressly agreed to be GST inclusive, is required until the supplier has provided a Tax Invoice or Adjustment Note as the case may be to the recipient.

20.3	Liability net of GST

Any reference in the calculation of Consideration or of any indemnity, reimbursement or similar amount to a cost, expense or other liability incurred by a party, must exclude the amount of any Input Tax Credit entitlement of that party in relation to the relevant cost, expense or other liability. A party will be assumed to have an entitlement to a full Input Tax Credit unless it demonstrates otherwise prior to the date on which the Consideration must be provided.

20.4	Revenue exclusive of GST

Any reference in this deed to price, value, sales, revenue or a similar amount, is a reference to the relevant amount exclusive of GST.

20.5	Cost exclusive of GST

Any reference in this deed (other than in the calculation of Consideration) to cost, expense or other similar amount, is a reference to the relevant amount exclusive of GST.

20.6	GST obligations to survive termination

This clause 20 will continue to apply after expiration or termination of this deed.

Demerger Deed	Arthur Robinson & Hedderwicks

21.	Confidentiality

21.1	Disclosure of Alumina Limited Information by WMC Resources

No Alumina Limited Information, irrespective of how or when the information became known to WMC Resources or a Beneficiary of WMC Resources, may be disclosed by WMC Resources to any person except:

(a)
a director, officer, employee, adviser or auditor of WMC Resources or of any other WMC Resources Group Member requiring the information for the purposes of this deed, any other Transaction Document, the Demerger, the Schemes or any other document, arrangement or transaction ancillary to the Demerger or the listing of WMC Resources on the stock market conducted by ASX; or

(b)	with the consent of Alumina Limited or the relevant other Alumina Limited Group Member, which consent may be given or withheld in its absolute discretion; or

(c)	if WMC Resources or a Beneficiary of WMC Resources is required to do so by Law, the rules of a stock exchange or any Governmental Agency acting or purporting to act within its powers and functions; or

(d)	if WMC Resources or a Beneficiary of WMC Resources is required to do so in connection with legal or arbitral proceedings relating to this deed or any other Transaction Document.

21.2	Disclosure of WMC Resources Information by Alumina Limited

No WMC Resources Information, irrespective of how or when the information become known to Alumina Limited or a Beneficiary of Alumina Limited, may be disclosed by Alumina Limited to any person except:

(a)
a director, officer, employee, adviser or auditor of Alumina Limited or of any other Alumina Limited Group Member requiring the information for the purposes of this deed, any other Transaction Document, the Demerger, the Schemes or any other document, arrangement or transaction ancillary to the Demerger or the listing of WMC Resources on the stock market conducted by ASX; or

(b)	with the consent of WMC Resources or the relevant other WMC Resources Group Member, which consent may be given or withheld in its absolute discretion; or

(c)
if Alumina Limited or a Beneficiary of Alumina Limited is required to do so by Law, the rules of a stock exchange or any Governmental Agency acting or purporting to act within its powers and functions; or

(d)	if Alumina Limited or a Beneficiary of Alumina Limited is required to do so in connection with legal or arbitral proceedings relating to this deed or any other Transaction Document.

Demerger Deed	Arthur Robinson & Hedderwicks

21.3	Disclosure of Confidential Information

Any party disclosing Confidential Information under clause 21.1(a) or (b) or 21.2(a) or (b) must use all reasonable endeavours to ensure that persons receiving that Confidential Information from it do not disclose the information except in the circumstances permitted in clause 21.1 or 21.2 (as applicable).

21.4	Use of Alumina Limited Information by WMC Resources

WMC Resources must not, and must procure that each Beneficiary of WMC Resources does not, make use of Alumina Limited Information or any part of it except for the performance of obligations or the exercise of rights under this deed, any other Transaction Document or the Schemes, except with the consent of Alumina Limited or the relevant other Alumina Limited Group Member.

21.5	Use of WMC Resources Information by Alumina Limited

Alumina Limited must not, and must procure that each Beneficiary of Alumina Limited does not, make use of WMC Resources Information or any part of it except for the performance of obligations or the exercise of rights under this deed, any other Transaction Document or the Schemes, except with the consent of WMC Resources or the relevant other WMC Resources Group Member.

21.6	Excluded information

Clauses 21.1, 21.2, 21.3, 21.4, 21.5 and 21.7 do not apply to:

(a)
Confidential Information which is in or becomes part of the public domain other than through breach of this deed or an obligation of confidence owed to a Discloser or the relevant provider of the Confidential Information; or

(b)	Confidential Information which was developed by a Recipient or the relevant recipient of the Confidential Information independently of the Confidential Information of any Discloser; or

(c)	Confidential Information which is both Alumina Limited Information and WMC Resources Information; or

(d)
the use or disclosure of Confidential Information which a Recipient or the relevant recipient of the Confidential Information acquires, independently of the relationship between the Alumina Limited Group and the WMC Resources Group, whether before or after the Demerger Date, from a third party source legally entitled to possess the Confidential Information and provide it to the Recipient or relevant recipient, if that use or disclosure is in accordance with the rights or permission lawfully granted to that Recipient or relevant recipient by that third party.

Demerger Deed	Arthur Robinson & Hedderwicks

21.7	Return of Confidential Information

A party who has received Confidential Information from another under this deed must, on the request of the other party, immediately deliver to that party all documents or other materials containing or referring to that information which are in its possession, power or control or in the possession, power or control of persons who have received Confidential Information from it under clause 21.1(a) or (b) or 21.2(a) or (b).

21.8	Use and disclosure of combined Confidential Information

(a)
WMC Resources and any Beneficiary of WMC Resources may use Confidential Information which is both Alumina Limited Information and WMC Resources Information, and disclose such Confidential Information to the extent necessary, for the purposes of any Demerged Business, but must not otherwise use or disclose such Confidential Information.

(b)
Alumina Ltd and any Beneficiary of Alumina Limited may use the Confidential Information which is both Alumina Limited Information and WMC Resources Information, and disclose such Confidential Information to the extent necessary, for the purposes of any Retained Alumina Limited Business, but must not otherwise use or disclose such Confidential Information.

21.9	Termination

This clause 21 will survive termination (for whatever reason) of this deed or any other Transaction Document.

21.10	No disclosure

Except as otherwise agreed or duly required by Law or any regulatory authority no party will disclose the terms of this deed or any other Transaction Document to any person other than its directors, officers, employees, advisers or auditors on a confidential basis.

21.11	Beneficiaries to be bound

Each of Alumina Limited and WMC Resources must ensure that none of their respective Beneficiaries does any act or thing which, if done by Alumina Limited or WMC Resources, would constitute a breach of the undertakings in this clause 21.

22.	Notices

Any notice, demand, consent or other communication (a Notice) given or made under this deed:

(a)	must be in writing and signed by a person duly authorised by the sender;

Demerger Deed	Arthur Robinson & Hedderwicks

(b)
must either be delivered to the intended recipient by prepaid post (if posted to an address in another country, by registered air mail) or by hand or fax to the address or fax number set out below or the address or fax number last notified by the intended recipient to the sender:

(i) Alumina Limited:	Alumina Limited Level [*] IBM Centre 60 City Road Southbank Vic 3006 Attention: [*name] Fax No: [*number]
(ii) WMC Resources:	WMC Resources Ltd Level 16 IBM Centre 60 City Road Southbank Vic 3006 Attention: [*name] Fax No: [*number]; and

(c)	will be taken to be duly given or made:

(i)	in the case of delivery in person, when delivered;

(ii)
in the case of delivery by post, two business days after the date of posting (if posted to an address in the same country) or seven business days after the date of posting (if posted to an address in another country);

(iii)
in the case of fax, on receipt by the sender of a transmission control report from the despatching machine showing the relevant number of pages and the correct destination fax machine number and indicating that the transmission has been made without error, but if the result is that a Notice would be taken to be given or made on a day that is not a business day in the place to which the Notice is sent or is later than 4pm (local time) it will be taken to have been duly given or made at the commencement of business on the next business day in that place.

23.	Miscellaneous

23.1	Costs and stamp duty

Except as otherwise agreed between the parties, each party must bear its own costs arising out of the negotiation, preparation and execution of this deed. Subject to the provisions of this deed, all stamp duty (including fines, penalties and interest) that may be payable on or in connection with this deed and any instrument executed under this deed must be borne in equal proportions by WMC Resources and Alumina Limited.

Demerger Deed	Arthur Robinson & Hedderwicks

23.2	Amendment

No amendment or variation of this deed is valid or binding on a party unless made in writing and executed by each of the parties.

23.3	Approvals and consent

Subject to any express provision in this deed to the contrary, any consent to be given under this deed by a party may not be unreasonably withheld.

23.4	Assignment

The rights and obligations of the parties under this deed are personal. They cannot be assigned, encumbered or otherwise dealt with and no party may attempt, or purport, to do so without the prior written consent of the other party.

23.5	Further assurances

Each party agrees to do all things and execute all deeds, instruments, transfers or other documents as may be necessary or desirable to give full effect to the provisions of this deed and the transactions contemplated by it. This obligation includes:

(a)
an obligation to provide information, except where that information may not be provided because of binding confidentiality obligations to another person (not being a member of the same Group as the party); and

(b)
an obligation to preserve rights against any other person where those rights are held by the Alumina Limited Group and relate to the Demerged Businesses or any Former WMC Resources Business, or are held by the WMC Resources Group and relate to any Retained Alumina Limited Business or any Former Alumina Limited Business.

23.6	Entire agreement

This deed contains the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties in connection with it.

23.7	No waiver

No failure to exercise nor any delay in exercising any right, power or remedy by a party operates as a waiver. A single or partial exercise of any right power or remedy does not preclude any other or further exercise of that or any other right, power or remedy. A waiver is not valid or binding on the party granting that waiver unless made in writing.

23.8	Rights cumulative

The rights, powers and remedies provided to a party under this deed are in addition to, and do not exclude or limit, any right, power or remedy provided by law or equity or by any agreement.

Demerger Deed	Arthur Robinson & Hedderwicks

23.9	Severability

Any provision of this deed that is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. Any such unenforceability does not invalidate the remaining provisions of this deed nor does it affect the validity or enforceability of that provision in any other jurisdiction.

23.10	No merger

The rights and obligations of the parties will not merge on the completion of any transaction contemplated by this deed. They will survive the execution and delivery of any assignment or other document entered into for the purpose of implementing a transaction.

23.11	Indemnities

Unless this deed expressly states otherwise, the indemnities in this deed are continuing obligations, independent from the other obligations of the parties under this deed and survive termination of this deed. It is not necessary for a party to incur expense or make payment before enforcing a right of indemnity under this deed.

23.12	Benefit for Alumina Limited and Beneficiaries

The WMC Resources Indemnities and releases given in this deed by WMC Resources or a Beneficiary of WMC Resources benefit and are to be interpreted as benefiting (as appropriate) each of the Beneficiaries of Alumina Limited and to be enforceable (as appropriate) by each of the Beneficiaries of Alumina Limited against WMC Resources or the relevant Beneficiary of WMC Resources accordingly. To that extent Alumina Limited has entered into this deed on behalf of itself and on behalf of all of its Beneficiaries.

23.13	Benefit for WMC Resources and Beneficiaries

The Alumina Limited Indemnities and releases given in this deed by Alumina Limited or a Beneficiary of Alumina Limited benefit and are to be interpreted as benefiting (as appropriate) each of the Beneficiaries of WMC Resources and to be enforceable (as appropriate) by each of the Beneficiaries of WMC Resources against Alumina Limited or the relevant Beneficiary of Alumina Limited accordingly. To that extent WMC Resources has entered into this deed on behalf of itself and on behalf of all of its Beneficiaries.

23.14	Enurement

The provisions of this deed will enure for the benefit of and be binding on the parties and their respective successors and permitted substitutes and assigns and (where applicable) legal personal representatives.

23.15	Governing law and jurisdiction

This deed is governed by the laws of Victoria. Each party submits to the non-exclusive jurisdiction of courts exercising jurisdiction there in connection with matters concerning this deed.

Demerger Deed	Arthur Robinson & Hedderwicks

23.16	Counterparts

This deed may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

24.	Definitions and Interpretation

24.1	Definitions

The following definitions apply unless the context requires otherwise:

1997 Tax Act means the Income Tax Assessment Act 1997 (Cth).

Accounting Effective Date means 30 November 2002 or such other date agreed by Alumina Limited and WMC Resources.

Adjustment Note has the meaning given in the GST Law.

Alumina Limited Employee means any employee of any Alumina Limited Group Member.

Alumina Limited Group means Alumina Limited and each of its Related Bodies Corporate from time to time, and includes any relevant entity to which clause 3.10 applies, as if that entity had been transferred to the Alumina Limited Group on or before the Demerger Date, but excludes the WMC Resources Group. Immediately after the Demerger Date, the Alumina Limited Group will, or is intended to, comprise those entities set out in schedule 2.

Alumina Limited Group Member means any member of the Alumina Limited Group.

Alumina Limited Guarantee means any form of financial support, whether a guarantee, indemnity, letter of comfort or monetary pledge, given by Alumina Limited or another Alumina Limited Group Member to a third party (including another Alumina Limited Group Member) in relation to, and to the extent of, obligations of WMC Resources or any other WMC Resources Group Member. It includes each of the arrangements described in schedule 7.

Alumina Limited Indemnity means each of the indemnities given by Alumina Limited or another Alumina Limited Group Member under this deed.

Alumina Limited Indemnity Payment means a payment which is due and payable by Alumina Limited or another Alumina Limited Group Member under an Alumina Limited Indemnity.

Alumina Limited Information means all confidential, non-public or proprietary information, regardless of how the information is stored or delivered, within the knowledge of a party or any other member of its Group relating to and including the business, technology or other affairs of the Alumina Limited Group.

Demerger Deed	Arthur Robinson & Hedderwicks

Alumina Limited Tax Claim means a notice of assessment or a deemed assessment (including a notice of adjustment of a loss claimed by a company in a manner adversely affecting the relevant company), demand or other document issued or action taken by or on behalf of a Governmental Agency, whether before, on or after the Accounting Effective Date which relates to a transaction entered into by, or an act or omission of, or occurrence affecting any Alumina Limited Group Member on or before the Accounting Effective Date, as a result of which any Alumina Limited Group Member is liable to make a payment for Tax, or is deprived of any credit, rebate, refund, relief, allowance or deduction, in respect of a period ending before the Accounting Effective Date.

ASIC means the Australian Securities and Investments Commission.

ASX means Australian Stock Exchange Limited.

ASX Listing Application means the application by WMC Resources dated 28 October 2002 for the admission of WMC Resources to the official list of ASX and for the granting of official quotation of all WMC Resources shares on the stock market conducted by ASX.

ASX Warranty means the warranty, given by WMC Resources in clause 4 of Part 3 of the ASX Listing Application, that the information and documents provided to ASX for the purposes of the ASX Listing Application are and will be true and complete.

AWAC Business means the business of the unincorporated joint venture between Alumina Limited and Alcoa Inc known as Alcoa World Alumina and Chemicals, the interest of Alumina Limited in which is held through:

(a)
its wholly-owned Subsidiary WIH, which has a direct or indirect 40% interest in each of Alcoa World Alumina LLC, Alcoa Carribbean Alumina Holdings LLC, Alumina Española SA, Alcoa Chemie Nederland BV, Alcoa Moerdijk BV, Alcoa Chemie GmbH and Abalco SA; and

(b)	Alcoa of Australia Limited (ABN 93 004 879 298), in which Alumina Limited has a direct 39.25% interest.

Beneficiary means, in relation to a party, any Related Body Corporate of that party and any Representative of that party or of any Related Body Corporate of that party.

Business Day means a day (other than Saturday or Sunday or a public holiday) on which banks are generally open for business in Melbourne.

Capital Reduction has the meaning given in the Share Scheme.

Claims means any allegations, debts, causes of action, liabilities, claims, litigation, proceedings, claim for contribution or indemnity suits or demands of any nature which exist now or at any time in the future, whether at law, in equity, due to negligence of a party or under statute.

Companies means the entities of which ownership or control is intended to be transferred to WMC Resources by the transfer of the Sale Shares.

Confidential Information means Alumina Limited Information or WMC Resources Information, as the case requires.

Consideration has the meaning given in the GST Law.

Demerger Deed	Arthur Robinson & Hedderwicks

Contracts means the contracts and commitments for the lease, purchase or sale of goods or services, or the contracts, commitments and licences for or in connection with information technology or the conduct of research or the development of Intellectual Property, entered into by a party with a third party as the case requires:

(a)	before the date of this deed; and

(b)	between the date of this deed and the Demerger Date.

Corporations Act means the Corporations Act 2001 (Cth).

Costs means external legal costs and expenses, penalties, fines and any other like cost directly associated with a matter.

Deed of Cross Guarantee means the Deed of Cross Guarantee dated 25 May 1994 between Alumina Limited, WMC Resources, WMC (Olympic Dam Corporation) Pty Ltd, WMC (Olympic Dam Operations) Pty Ltd, WMC Fertilizers Pty Ltd, WMCRI, Hi-Fert Pty Ltd, WIH, WMC Securities Pty Ltd and Western Mining Corporation Pty Ltd.

Demerged Business Liabilities means all Liabilities related to or connected with the Demerged Businesses or the Companies (irrespective of when they came into existence).

Demerged Businesses means the business activities conducted by the WMC Resources Group immediately after the Demerger Date, as more particularly described in the Scheme Booklet, comprising:

(a)	the Nickel Business Unit, primarily conducted by WMC Resources;

(b)	Olympic Dam, primarily conducted by WMC (Olympic Dam Corporation) Pty Ltd;

(c)	the Queensland Fertilizer Operations, primarily conducted by WMC Fertilizers Pty Ltd and its wholly-owned Subsidiary, Hi-Fert Pty Ltd; and

(d)	minerals exploration and development activities, primarily conducted by WMC Resources and WMCRI and its Subsidiaries.

Demerger means the legal separation of the WMC Resources Group from the Alumina Limited Group, as described in the recitals to this deed.

Demerger Costs means:

(a)
any stamp, transaction or registration duties or taxes (including fines, penalties and interest) that may be payable on or in connection with the implementation of the Demerger, a Scheme, the Restructure or the Restructure Agreements;

(b)
the fees and disbursements levied by financial, accounting, legal, taxation, mining, engineering and public relations advisers, and by independent experts, in connection with the Demerger, the Restructure, the Scheme Booklet, the Option Scheme, the restructuring of stock appreciation rights issued by Alumina Limited prior to the Demerger Date or the issue of stock appreciation rights by WMC Resources;

Demerger Deed	Arthur Robinson & Hedderwicks

(c)	the costs of the design, production, printing, packaging and dispatch of the Scheme Booklet and any supplementary or ancillary documents;

(d)
any fees or other charges (other than Taxes) levied or imposed by ASIC, the Australian Taxation Office, the Supreme Court of Victoria, the United States Securities and Exchange Commission or any other Governmental Agency (other than any stock exchange) in connection with the Demerger, the Restructure, the Scheme Booklet, the Option Scheme, the restructuring of stock appreciation rights issued by Alumina Limited prior to the Demerger Date or the issue of stock appreciation rights by WMC Resources;

(e)
any fees or other charges levied or imposed by ASX or New York Stock Exchange Inc in connection with the admission to listing of WMC Resources or the quotation of its shares, or with the Schemes or the implementation of the Demerger;

(f)
the costs of convening and conducting the meetings held in connection with the Schemes, including without limitation the costs of venue hiring, staging, video conferencing, security; catering and webcasting;

(g)
the fees and disbursements levied by any share registry in connection with the Scheme Booklet, the meetings held in connection with the Schemes or the implementation of the Demerger, or by any despositary in connection with the admission to listing of WMC Resources by New York Stock Exchange Inc, or by any share plan administrator in connection with the Option Scheme, the restructuring of stock appreciation rights issued by Alumina Limited prior to the Demerger Date or the issue of stock appreciation rights by WMC Resources;

(h)
the costs of the negotiation, preparation and execution of the WMC Resources Finance Documents and the negotiation and preparation of the documentation for, and the conduct of, the consent solicitation and offer to purchase process in respect of the US Bonds;

(i)	the fees and disbursements levied by any credit ratings agency in relation to WMC Resources or any other WMC Resources Group Member;

(j)	[*roadshow costs?; other out-of-pocket expenses?].

Demerger Date has the meaning given in the Share Scheme.

Demerger Dividend means the dividend to be declared and paid by the board of directors of Alumina Limited in accordance with the Dividend Resolution and the Share Scheme.

Demerger Principle means the fundamental principle described in clause 2.2.

Director’s Indemnity means a Director’s Deed to be entered into by Alumina Limited in favour of a director of WMC Resources in respect of Liability arising in connection with (among other things) the Demerger and the Scheme Booklet.

Demerger Deed	Arthur Robinson & Hedderwicks

Discloser means:

(a)	in respect of Alumina Limited Information, an Alumina Limited Group Member; and

(b)	in respect of WMC Resources Information, a WMC Resources Group Member.

Dividend Resolution has the meaning given in the Share Scheme.

Employee’s Indemnity means a Deed of Indemnity, Insurance and Access entered into by Alumina Limited and WMC Resources, prior to the Demerger Date, in favour of an Alumina Limited Employee or a WMC Resources Employee in respect of Liability arising in connection with the Demerger and the Scheme Booklet.

Excluded Litigation Matters means each of the matters set out in clause 7.9.

Existing Litigation Matters means each of the matters listed in schedule 5 and any other litigation or Claim brought as at the Demerger Date by or against WMC Resources or any other WMC Resources Group Member against or by a third party or in relation to the Demerged Businesses or a Former WMC Resources Business, other than Excluded Litigation Matters.

Formal Conveyance means any instrument effecting the creation, transfer or relinquishment of an interest of any kind in any thing and includes, without limitation, a lease, a licence, a declaration of trust, an assignment or written relinquishment, a novation or assignment of a contract, an instrument of transfer of land in accordance with the requirements of applicable legislation, and an instrument of transfer of shares in accordance with the requirements of the Corporations Act or any other applicable legislation.

Former Alumina Limited Business means any company or business which, but for its disposal by the Alumina Limited Group prior to the Demerger Date, is more likely to have formed part of the Alumina Limited Group rather than the WMC Resources Group following the Demerger, having regard to:

(a)	the nature of the activity conducted and the predominent use to which it was put or purpose for which it was conducted; and

(b)	the treatment of the profits of the business in the relevant management accounts.

Former WMC Resources Business means any company or business which, but for its disposal by the Alumina Limited Group prior to the Demerger Date, is more likely to have formed part of the WMC Resources Group rather than the Alumina Limited Group following the Demerger, having regard to:

(a)	the nature of the activity conducted and the predominant use to which it was put or purpose for which it was conducted; and

(b)	the treatment of the profits of the business in the relevant management accounts,

and includes the businesses and companies listed in schedule 4.

Governmental Agency means any government or any governmental, semi-governmental or judicial entity or authority. It includes any self regulatory organisation established under statute or any stock exchange.

Demerger Deed	Arthur Robinson & Hedderwicks

Group means the Alumina Limited Group or the WMC Resources Group, as the case requires.

GST has the meaning given in the GST Law.

GST Amount means in relation to a Taxable Supply the amount of GST payable in respect of that Taxable Supply.

GST Group has the meaning given in the GST Law.

GST Law has the meaning given in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Implementation Deed means the Implementation Deed dated 25 October 2002 between Alumina Limited, WMC Resources, WMC Fertilizers Pty Ltd and WMC (Olympic Dam Corporation) Pty Ltd.

Input Tax Credit has the meaning given in the GST Law, and a reference to an Input Tax Credit entitlement of a party includes an Input Tax Credit for an acquisition made by that party but to which another member of the same GST Group is entitled under the GST Law.

Intellectual Property means any industrial and intellectual property rights wherever subsisting in the world which are protected by statute, at law or in equity, including all copyright and similar rights which subsist or may after the date of this deed subsist in works or other subject matter, rights in relation to inventions (including all patents and patent applications), rights in relation to know how, confidential information and trade secrets, rights in relation to designs (whether or not registrable), rights in relation to domain names, rights in relation to registered and unregistered trade marks and including any goodwill associated with trade in goods or services on or in relation to which registered or unregistered trade marks have been used, rights in relation to circuit layout designs, any licence or other right to use or grant the use of any of the foregoing, and any right to apply for registration of any of the foregoing, but excludes non-assignable moral rights and similar non-assignable personal rights of authors.

Joint Litigation Matter means any Existing Litigation Matter that as at the Accounting Effective Date is being jointly managed and conducted by an Alumina Limited Group Member and a WMC Resources Group Member.

Law means the common law and any statute, regulation, order, rule, subordinate legislation or other document enforceable under any statute, regulation, order, rule or subordinate legislation.

Liabilities means all liabilities, losses, damages, penalties, costs and expenses of whatsoever nature or description as at and from the Accounting Effective Date and irrespective of when the acts, events or things giving rise to the Liability occurred, excluding any consequential or indirect losses, economic losses, loss of profits, any Tax Claim Amount and any liabilities or losses otherwise relating to Tax.

Loss means any damage, loss, cost, claim, penalty, liability or expense (including without limitation legal costs and expenses) as at and from the Accounting Effective Date, excluding any consequential or indirect losses, economic losses, loss of profits, any Tax Claim Amount and any liabilities or losses otherwise relating to Tax.

Demerger Deed	Arthur Robinson & Hedderwicks

Margin Scheme has the meaning given in the GST Law.

Option Scheme has the meaning given in the Implementation Deed.

Recipient means:

(a)	in respect of Alumina Limited Information, a WMC Resources Group Member; and

(b)	in respect of WMC Resources Information, an Alumina Limited Group Member.

Records means originals and copies, in machine readable or printed form, of all books, files, reports, records, correspondence, documents and other material of or relating to or used in connection with any WMC Resources Group Member, the Demerged Businesses or any Former WMC Resources Business, including:

(a)	minute books, statutory books and registers, books of account and copies of taxation returns;

(b)	sales literature, market research reports, brochures and other promotional material (including printing blocks, negatives, sound tracks and associated material);

(c)	all sales and purchasing records;

(d)	all trading, financial and accounting records;

(e)	lists of all regular suppliers and customers;

(f)	all employee records;

(g)	technical data and research and development records; and

(h)	historical and archival records.

Related Body Corporate has the meaning given in the Corporations Act.

Representative means, in relation to an entity, a director, officer, employee, agent, partner, contractor or adviser of that entity.

Required Asset means:

(a)	an asset (including plant and equipment, inventory and trade debts and other receivables);

(b)	a contract;

(c)	a statutory or other licence or right (other than a cause of action or the benefit of any Claim);

(d)	an interest of any kind in property of any kind (including Intellectual Property),

that remains in the ownership or control of or becomes owned or controlled (whether before or after the Demerger Date) by an Alumina Limited Group Member (or to which an Alumina Limited Group Member is a party) or that is within the power of an Alumina Limited Group Member to grant and that:

Demerger Deed	Arthur Robinson & Hedderwicks

(e)
is required by a WMC Resources Group Member for the purpose of operating or conducting a Demerged Business or to give effect to the ownership of the Demerged Businesses or Companies, whether or not it is also required by an Alumina Limited Group Member; or

(f)
was used, developed or procured for potential application within a Demerged Business, whether or not it was also used, developed or procured for potential application within a Retained Alumina Limited Business, whether or not it is in existence at the date of this deed.

Restructure means the restructure of the Demerged Businesses and the Companies as contemplated by clauses 1.1(a) and (b).

Restructure Agreements means:

(a)	all agreements relating to the transfer of the Sale Shares; and

(b)	all agreements relating to the US Transactions.

Retained Asset means:

(a)	an asset (including plant and equipment, inventory and trade debts and other receivables);

(b)	a contract;

(c)	a statutory or other licence or right (other than a cause of action or the benefit of any Claim); or

(d)	an interest of any kind in property of any kind (including Intellectual Property),

that is in the ownership or possession of or becomes owned or possessed (whether before or after the Demerger Date) by a WMC Resources Group Member (or to which a WMC Resources Group Member is a party) or that is within the power of a WMC Resources Group Member to grant and that:

(e)
is required by an Alumina Limited Group Member for the purpose of conducting, or otherwise relates to, a Retained Alumina Limited Business in existence as at the Demerger Date, whether or not it is also required by a WMC Resources Group Member; or

(f)
was used, developed or procured for potential application within a Retained Alumina Limited Business, whether or not it was also used, developed or procured for potential application within a Demerged Business, whether or not it is in existence at the date of this deed.

Retained Alumina Limited Business means any business retained, owned or operated by the Alumina Limited Group following the Demerger. It includes the AWAC Business.

Retained Business Liabilities means all Liabilities related to or connected with any Retained Alumina Limited Business (irrespective of when they came into existence).

Sale Shares means the shares in the entities listed in schedule 1.

Demerger Deed	Arthur Robinson & Hedderwicks

Scheme Booklet means the document of that name prepared by Alumina Limited:

(a)	containing the Schemes;

(b)	incorporating the explanatory statements for the Schemes required pursuant to Part 5.1 of the Corporations Act; and

(c)	disclosing all relevant information in respect of the Capital Reduction as required by Part 2J.1 of the Corporations Act.

Schemes means the Share Scheme and the Option Scheme.

Share Scheme has the meaning given in the Implementation Deed.

Statutory Licences means all licences, consents, rights, permits and certificates relating to any aspect of the Demerged Businesses issued by any Governmental Agency (whether in Australia or any other country).

Subsidiary has the meaning given in the Corporations Act.

Supply Arrangement means any arrangement for the supply of goods and services that is conducted on the basis of commercial, arm’s length terms and conditions (whether written or unwritten) between an Alumina Limited Group Member and a WMC Resources Group Member.

Tax includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding that is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

Tax Benefit means, in respect of a Liability or Loss, the amount of such Liability or Loss which:

(a)	gives rise to an allowable deduction under the 1997 Tax Act to the recipient of an Alumina Limited Indemnity Payment or a WMC Resources Indemnity Payment in respect of such Liability or Loss;

(b)	gives rise to or increases a capital allowance (as defined in section 995-l of the 1997 Tax Act) to that recipient; or

(c)	is included (and remains included) in the ‘cost base’ of a ‘CGT asset’ (each term as defined in section 995-l of the 1997 Tax Act) of that recipient.

Tax Claim means an Alumina Limited Tax Claim or a WMC Resources Tax Claim.

Tax Claim Amount means:

(a)	in the case of a WMC Resources Group Member, the amount that WMC Resources Group Member is actually required to pay in Tax as a result of a WMC Resources Tax Claim; and

(b)	in the case of an Alumina Limited Group Member:

(i)	the amount that Alumina Limited Group Member is required to pay in Tax as a result of an Alumina Limited Tax Claim; and

Demerger Deed	Arthur Robinson & Hedderwicks

(ii)	the amount of any credit, rebate, offset or refund of Tax lost by that Alumina Limited Group Member as a result of a WMC Resources Tax Claim,

and in all cases includes any damages, losses, costs or expenses suffered or incurred, whether directly or indirectly, in respect of any Tax Claim, but excludes any consequential or indirect losses, economic losses or loss of profits.

Tax Invoice has the meaning given in the GST Law.

Taxable Supply has the meaning given in the GST Law, excluding the reference to section 84-5 of the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and (except where expressly agreed otherwise) excluding a supply in respect of which the supplier chooses to apply the Margin Scheme in working out the amount of GST on that supply.

Transaction Documents means:

(a)	this deed;

(b)	the Implementation Deed;

(c)	the Restructure Agreements;

(d)	the Transitional Services Agreement; and

(e)	any other document, agreement or instrument that the parties agree is a Transaction Document for the purposes of this deed.

Transitional Services Agreement means the Transitional Services Agreement dated on or about the date of this deed between Alumina Limited and WMC Resources.

US Bonds means the US dollar denominated guaranteed notes and debentures issued by WMC Finance (USA):

(a)	pursuant to the Indenture dated 1 November 1993 between WMC Finance (USA), Alumina Limited and The Bank of New York (as amended), in two tranches with maturities in 2003 and 2013 (respectively); and

(b)	pursuant to the Indenture dated 1 December 1996 between WMC Finance (USA), Alumina Limited and The Bank of New York (as amended), in two tranches with maturities in 2006 and 2026 (respectively).

US Companies means WMC Corporate Services Inc, Western Venture Inc, Carson Hill Gold Mining Corporation, Western Hog Ranch Company, 141 Union Company, WMC (Argentina) Inc, WMC (Peru) Inc and WMC Exploration Inc.

Demerger Deed	Arthur Robinson & Hedderwicks

US Transactions means:

(a)	the sale by Western Mining Corporation (USA) of the shares in the US Companies (other than WMC CSI) to WMC CSI, in consideration for shares in WMC CSI;

(b)
the distribution by Western Mining Corporation (USA), by way of the declaration and payment of a dividend on its ordinary shares, of the shares in WMC CSI (including indirectly the other US Companies) to WIH (such dividend also comprising the payment of a cash sum and the transfer of an intercompany receivable to WIH);

(c)	the sale by WIH of the shares in WMC CSI (including indirectly the other US Companies) to WM CRI, in consideration for shares in WMCRI; and

(d)	the sale by WIH of those shares in WMCRI to Alumina Limited.

WIH means Westminer International Holdings Pty Ltd (ABN 33 006 840 731).

WMCRI means WMC Resources International Pty Ltd (ABN 99 006 679 081).

WMC CSI means WMC Corporate Services Inc.

WMC Finance means WMC Finance Limited (ABN 83 008 569 560).

WMC Finance (USA) means WMC Finance (USA) Limited (ABN 98 061 718 198).

WMC Resources Employee means any employee of any WMC Resources Group Member or any Demerged Business, but excludes Alumina Limited Employees.

WMC Resources Finance Document means each of:

(a)
the US$600 million Revolving Loan Note Facility Subscription Agreement dated 14 November 2002 between WMC Finance, Commonwealth Bank of Australia, Deutsche Bank AG, JP Morgan Chase Bank, Westpac Banking Corporation, Alumina Limited, WMC Resources, WMC (Olympic Dam Corporation) Pty Ltd and WMC Fertilizers Pty Ltd;

(b)
the US$500 million Term Loan Note Facility Subscription Agreement dated 29 October 2002 between WMC Finance, Commonwealth Bank of Australia, Deutsche Bank AG, JP Morgan Chase Bank, Westpac Banking Corporation, Alumina Limited, WMC Resources, WMC (Olympic Dam Corporation) Pty Ltd and WMC Fertilizers Pty Ltd;

(c)	each Loan Note Deed Poll as defined in any of the documents referred to in paragraphs (a) or (b) of this definition; and

(d)	each Loan Note as defined in any of the documents referred to in paragraphs (a) or (b) of this definition.

Demerger Deed	Arthur Robinson & Hedderwicks

WMC Resources Group means WMC Resources and each of its Related Bodies Corporate from time to time, and includes any relevant entity to which clause 3.10 applies, as if that entity had been transferred to the WMC Resources Group on or before the Demerger Date, but excludes the Alumina Limited Group. Immediately after the Demerger Date, the WMC Resources Group will, or is intended to, comprise those entities set out in schedule 3.

WMC Resources Group Member means any member of the WMC Resources Group.

WMC Resources Guarantee means any form of financial support, whether a guarantee, indemnity, letter of comfort or monetary pledge, given by WMC Resources or another WMC Resources Group Member to a third party (including another WMC Resources Group Member) in relation to, and to the extent of, obligations of Alumina Limited or any other Alumina Limited Group Member.

WMC Resources Indemnity means each of the indemnities given by WMC Resources or another WMC Resources Group Member under this deed.

WMC Resources Indemnity Payment means a payment which is due and payable by WMC Resources or another WMC Resources Group Member under a WMC Resources Indemnity.

WMC Resources Information means all confidential, non-public or proprietary information, regardless of how the information is stored or delivered, within the knowledge of a party or any other member of its Group relating to and including the business, technology or other affairs of the WMC Resources Group.

WMC Resources Name means:

(a)	each of ‘WMC’, ‘Western Mining Corporation’, ‘Western Mining’, ‘Westminer’, ‘Westmin’, ‘Wesminco’, ‘Olympic Dam’ and ‘Hi-Fert’; and

(b)
any trade mark, acronym, domain name, word or image that incorporates any of the names referred to in paragraph (a) or is substantially identical with or deceptively similar to any of those names, including any company names of the Alumina Limited Group and any other names, product descriptions, trade marks, domain names and business names incorporating any of those names which were previously used in connection with the Alumina Limited Group or any Retained Alumina Limited Business.

WMC Resources Tax Claim means a notice of assessment or a deemed assessment (including a notice of adjustment of a loss claimed by a company in a manner adversely affecting the relevant company), demand or other document issued or action taken by or on behalf of a Governmental Agency, whether before, on or after the Accounting Effective Date which relates to a transaction entered into by, or an act or omission of, or occurrence affecting any WMC Resources Group Member on or before the Accounting Effective Date, as a result of which any WMC Resources Group Member is liable to make a payment for Tax, or is deprived of any credit, rebate, refund, relief, allowance or deduction, in respect of a period ending before the Accounting Effective Date.

WMC Superannuation Plan means the WMC Superannuation Plan established as a sub-plan of the Employer Sponsored Hybrid Arrangements Plan of the Plum Superannuation Fund, of which PFS Nominees Pty Ltd is the trustee as at the date of this deed.

Demerger Deed	Arthur Robinson & Hedderwicks

24.2	Interpretation

Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise:

(a)	The singular includes the plural and conversely.

(b)	A gender includes all genders.

(c)	If a word or phrase is defined its other grammatical forms have a corresponding meaning.

(d)	A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of them.

(e)	A reference to a clause or a schedule is a reference to a clause of, or schedule to, this deed.

(f)
A reference to an agreement or document (including a reference to this deed) is to the agreement or document as amended, varied, supplemented, novated or replaced, except to the extent prohibited by this deed or that other agreement or document.

(g)
A reference to a party to this deed or another agreement or document includes the party’s successors, permitted substitutes and permitted assigns (and, where applicable, the party’s legal personal representatives).

(h)
A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

(i)	A reference to conduct includes an omission, statement and undertaking, whether or not in writing.

(j)	A reference to dollars and A$ is to Australian currency.

(k)	A reference to time is to local time in Melbourne, Victoria.

(l)	A reference to a right includes a benefit, remedy, discretion, authority or power.

(m)	A reference to an obligation includes a warranty or representation and a reference to a failure to observe or perform an obligation includes a breach of warranty or representation.

(n)
A reference to an asset includes any real or personal, present or future, tangible or intangible, property or asset (including intellectual property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

(o)
A reference to an amount for which a person is contingently liable includes an amount that that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability actually arises.

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 1

Sale Shares

Entity	ACN/ABN/ Reg No	Transfer interest*	Consideration**
Agnew Mining Company Pty Ltd	008 780 998	10,409 ordinary shares	A$1.00 (1 WMC Resources share)

Great Boulder Mines Pty Ltd	47 008 902 681	10 ordinary shares	A$800,000 (530,680 WMC Resources shares)

Three Springs Talc Pty Limited	004 464 608	1,500 ordinary shares	A$1.00 (1 WMC Resources share)

Western Exploration Pty Ltd	005 338 269	7,525,000 ordinary shares	A$4,600,000 (3,051,410 WMC Resources shares)

Western Mining Corporation Pty Ltd	007 291 474	2 ordinary shares	A$1.00 (1 WMC Resources share)

Westmin Talc (UK)	1086118	1 ordinary share	A$200,000 (132,670 WMC Resources shares)

Westmin Talc Pty Ltd	92 005 065 065	4,000,000 ordinary shares	A$24,000,000 (15,920,398 WMC Resources shares)

Westminer Insurance Pte Ltd	02809/1988-N	[1,500] ordinary shares 5,000 preference shares	A$13,000,000 (1,076,562,503 WMCRI shares)

WMC (Olympic Dam Corporation) Pty Ltd	99 007 835 761	As contemplated by the Share Scheme	A$2,073,000,000 (as contemplated by the Share Scheme)

WMC (Olympic Dam Operations) Pty Ltd	71 005 428 240	10,000,000 ordinary shares	A$11,700,000 (7,761,194 WMC Resources shares)

WMC Automation Pty Ltd	40 008 778 363	[30,000,000] ordinary shares	A$200,000 (132,670 WMC Resources shares)

WMC Chile SA	96,557,620-7	1 ordinary share	A$1.00 (1 WMC Resources share)

WMC Corporate Services Inc	[*]	10,000 ordinary shares	A$113,000,000 (9,357,812,528 WMCRI shares)

WMC Fertilizers Pty Ltd	30 004 936 850	As contemplated by the Share Scheme	A$2,856,000 (as contemplated by the Share Scheme)

WMC Finance (USA) Limited	98 061 718 198	[*] ordinary shares	A$1.00 (1 WMC Resources share)

Demerger Deed	Arthur Robinson & Hedderwicks

Entity	ACN/ABN/ Reg No	Transfer interest*	Consideration**
WMC Finance Limited	83 008 569 560	[*] ordinary shares	A$1.00 (1 WMC Resources share)

WMC Holdings Pty Ltd	99 004 562 092	160,938 ordinary shares	A$1.00 (1 WMC Resources share)

WMC Innovation Pty Ltd	72 004 379 300	10,750,000 ordinary shares	A$15,000,000 (9,950,249 WMC Resources shares)

WMC Mineração Limitada	45.040.128/ 0001-17	44,999,968 quotas	A$1,600,000 (132,500,000 WMCRI shares)

WMC Nickel Sales Corporation Limited	2933506	20,000 ordinary shares	GBP 28,627

WMC Resources International Pty Ltd***	99 006 679 081	10,020,312,530 ordinary shares	A$136,000,000 (90,215,589 WMC Resources shares)

WMC Securities Pty Ltd	23 008 759 662	2,532,959 ordinary shares	A$1.00 (1 WMC Resources share)

WMC Services Pty Limited	47 072 699 177	2 ordinary shares	A$1.00 (1 WMC Resources share)

Yeelirrie Development Company Pty Ltd	008 885 809	2,000,000 ordinary shares	A$2,000,000 (1,326,700 WMC Resources shares)

Yeelirrie Management Services Pty Ltd	008 885 818	2 ordinary shares	A$1.00 (1 WMC Resources share)

*	Includes shares which are proposed to be issued in connection with the Restructure, prior to the Demerger Date.

**
In most cases, the consideration for the transfer, while stated as a dollar amount, is intended to be satisfied by the issue of fully paid ordinary shares in the transferee. In those cases, the number of shares to be issued is stated in parentheses.

***	Transfer may occur in two tranches.

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 2

Alumina Limited Group

Entity	Jurisdiction	Group interest
Alumina Limited	Australia	100%
Westminer International Holdings Pty Ltd	Australia	100%
Western Mining Corporation (USA)	United States	100%
WMC Alumina (USA) Inc	United States	100%
Westminer International (UK) Limited	United Kingdom	100%
Westminer Acquisition (UK) Limited	United Kingdom	100%
Westminer (Investments) BV	Netherlands	100%

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 3

WMC Resources Group

Entity	Jurisdiction	Group interest
WMC Resources Ltd	Australia	100%
A & BP Co Pty Ltd (1)	Australia	Nil
Agnew Mining Company Pty Ltd	Australia	100%
Great Boulder Mines Pty Ltd	Australia	100%
P & DP Co Pty Ltd (1)	Australia	Nil
Three Springs Talc Pty Limited	Australia	100%
Wesminco Oil Pty Ltd	Australia	100%
Western Exploration Pty Ltd	Australia	100%
Western Mining Corporation Pty Ltd	Australia	100%
Westmin Talc Pty Ltd	Australia	100%
WMC (Olympic Dam Corporation) Pty Ltd	Australia	100%
Olympic Dam Marketing Pty Ltd	Australia	100%
WMC (Olympic Dam Operations) Pty Ltd	Australia	100%
WMC Automation Pty Ltd	Australia	100%
WMC Fertilizers Pty Ltd	Australia	100%
Hi-Fert Pty Ltd	Australia	100%
Hi-Fert Distributors Pty Ltd	Australia	100%
WMC Finance (USA) Limited	Australia	100%
WMC Finance Limited	Australia	100%
WMC Holdings Pty Ltd	Australia	100%
WMC Innovation Pty Ltd	Australia	100%
WMC Resources Exploration Pty Ltd	Australia	100%
WMC Resources International Pty Ltd	Australia	100%
Minera WMC Chile Exploration Ltda	Chile	100%
PT WMC Services	Indonesia	100%
PT Solok Mas Minerals (2) (3)	Indonesia	80%
Westmin Talc (UK)	United Kingdom	100%
Westminer Insurance Pte Ltd	Singapore	100%
WMC Chile SA	Chile	100%
WMC (China) Pty Limited	Australia	100%
WMC Xinjiang Mineral Industry Services Company Limited	China	100%
WMC Corporate Services Inc	United States	100%
141 Union Company	United States	100%
Carson Hill Gold Mining Corporation	United States	100%
Western Hog Ranch Company	United States	100%
Western Venture Inc	United States	100%
WMC (Argentina) Inc	United States	100%
WMC (Peru) Inc	United States	100%
WMC Exploration Inc	United States	100%
WMC Exploration Corporation (4)	Philippines	100%
WMC International Holdings Limited	Canada	100%
WMC International Limited	Canada	100%
WMC Kazakstan Ltd	Jersey	100%
WMC (Kunming) Pty Limited	Australia	100%
Yunnan Xin Ao Nickel Exploration and Mining Company Limited (5)	China	80%
WMC (Liberia) Limited	Hong Kong	100%

Demerger Deed	Arthur Robinson & Hedderwicks

Entity	Jurisdiction	Group interest
Liberia Western Mining Corporation Limited (3) (6)	Liberia	~97.4%
WMC Liberia Management Limited (3)	Liberia	100%
WMC Mineração Limitada (7)	Brazil	~100%
Mineração Jenipapo SA	Brazil	~100%
Mineração Alfenas Limitada (3) (8)	Brazil	~100%
Mineração Ituverava Limitada (3) (8)	Brazil	~100%
Mineração Wesminas Limitada (9)	Brazil	~100%
Q S Mineração Ltda	Brazil	~100%
WMC (Mineral Sands) Limited	Jersey	100%
WMC (Uzbekistan) Ltd	Jersey	100%
WMC (Zarmitan) Ltd	Jersey	100%
WMC (Overseas) Pty Limited	Australia	100%
WMC N C SAS	New Caledonia	100%
WMC Nickel Sales Corporation Limited	United Kingdom	100%
WMC Petroleum (Malaysia) Sdn Bhd (4)	Malaysia	100%
WMC (Yunnan) Pty Limited	Australia	100%
Yunnan Hua Ao Nickel Exploration and Mining Company Limited (5)	China	80%
WMC Securities Pty Ltd	Australia	100%
WMC Services Pty Limited	Australia	100%
WMC Superannuation Fund Pty Ltd (10)	Australia	50%
WPF Pty Ltd (1)	Australia	Nil
Yakabindie Nickel Pty Ltd	Australia	100%
Yeelirrie Development Company Pty Ltd	Australia	100%
Yeelirrie Management Services Pty Ltd	Australia	100%

Notes
1.	Owned 100% by third parties. Convertible note (convertible into new shares) and option to acquire existing shares held by WMC Resources Ltd.
2.	Remaining 20% owned by third party Indonesian joint venturer.
3.	In process of dissolution.
4.	In liquidation.
5.	Remaining 20% owned by third party Chinese joint venturer.
6.	40 shares owned by the Republic of Liberia (out of 1,538 in total).
7.	3 shares owned by Brian Andrew Weihs (out of 45 million in total).
8.	Intended to merge into Mineração Jenipapo SA.
9.	Currently being offered for sale.
10.	Remaining 50% owned by Mandamus Pty Ltd on trust for members of the WMC Superannuation Fund.

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 4

Previous divestments to third parties

[*List to be inserted]

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 5

Existing Litigation Matters

Nature of litigation	WMC Resources Group parties	Other parties

[*List to be inserted]

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 6

Conduct of Joint Litigation Matters

The party will primary responsibility for the conduct of a Joint Litigation Matter must observe the following principles:

(a)
The other party must be kept fully informed of all matters relating to the Joint Litigation Matter, including the retainer of solicitors, counsel, the preparation and calling of evidence, the making of submissions and the provision of documents and must immediately receive copies of every notice, correspondence, demand or other document in relation to the Joint Litigation matter.

(b)	The parties must consult promptly as to the appropriate response to any notice, correspondence, demand or other document relating to a Joint Litigation Matter.

(c)	The party having primary responsibility for the conduct of the Joint Litigation Matter must:

(i)	take all such reasonable action including the making of objections and appeals, necessary to avoid, resist, compromise or defend any claim made in relation to a Joint Litigation Matter; and

(ii)
ensure that it pursues any or all of the steps set out in this schedule 6 unless it reasonably considers, in consultation with the other party, that such step will be injurious to the name or reputation of the other party.

Demerger Deed	Arthur Robinson & Hedderwicks

Schedule 7

Alumina Limited Guarantees

1.	Lease Agreement and Cross Guarantee Deed dated 25 August 1999 between GE Capital Australia Limited (now known as GE Capital Australia), WMC Resources and Alumina Limited

2.	Deed of Guarantee and Indemnity dated 25 August 1999 between GE Capital Australia Limited (now known as GE Capital Australia), WMC Resources and Alumina Limited

3.
Power Purchase Agreement dated 27 November 1998 between Southern Cross Energy (in partnership TEC Desert Pty Ltd, AGL Power Generation (WA) Pty Limited, TransAlta Energy Corporation, the Australian Gas Light Company), WMC Resources and Alumina Limited

4.	Yakabindie Nickel Share Sale Deed dated 25 January 2001 between North Limited, WMC Resources and Alumina Limited

5.	Fertilizer Transport Agreement dated 19 December 1996 between Queensland Rail, WMC Fertilizers Pty Ltd and Alumina Limited

6.
Gas Supply Agreement dated 11 December 1996 between Santos Limited, Delhi Petroleum Ltd, Santos Petroleum Pty Ltd, Boral Energy Resources Ltd (now known as Origin Energy Resources Limited), Vamgas Pty Ltd, Australian HydroCarbons Ltd (now known as Santos Australian HydroCarbons Pty Ltd), Oil Company of Australia Limited, WMC Fertilizers Pty Ltd and Alumina Limited

7.
Default Certificate Agreement dated [*] between Santos Limited, Delhi Petroleum Ltd, Santos Petroleum Pty Ltd, Boral Energy Resources Ltd (now known as Origin Energy Resources Limited), Vamgas Pty Ltd, Australian HydroCarbons Ltd (now known as Santos Australian HydroCarbons Pty Ltd), Oil Company of Australia Limited, WMC Fertilizers Pty Ltd and Alumina Limited

8.	Deed of Guarantee and Indemnity dated 29 October 1998 between Caterpillar Financial Australia Limited and Alumina Limited

9.	Special Rental Agreement (Sulphuric Acid Train) dated 31 December 1998 between Commonwealth Bank of Australia, WMC Fertilizers Pty Ltd and Alumina Limited

10.	Special Rental Agreement (Phosphate Hill Camp Facilities) dated 24 December 1999 between Commonwealth Bank of Australia, WMC Fertilizers Pty Ltd and Alumina Limited

11.	Special Rental Agreement (Turbine Facility) dated 24 December 1999 between Commonwealth Bank of Australia, WMC Fertilizers Pty Ltd and Alumina Limited

Demerger Deed	Arthur Robinson & Hedderwicks

12.	Special Rental Agreement (Townsville Facility) dated 4 June 1999 between Commonwealth Bank of Australia, WMC Fertilizers Pty Ltd and Alumina Limited

13.	Joint Venture and Guarantee Agreement dated [*] between Boorowa Pastoral Supplies Pty Limited, Rowan Patrick Gorham and Dermot McGragh, Hi-Fert Pty Ltd and Alumina Limited

14.	[Revolving Trade Bill Facility Deed of Guarantee dated [not yet executed] between Australia and New Zealand Banking Group Limited, Hi-Fert Pty Ltd and Alumina Limited]

15.	[ISDA Agreement Guarantee dated [*] between ABN AMRO Bank NV, WMC Finance and Alumina Limited]

16.	[ISDA Agreement Guarantee dated [*] between Australia and New Zealand Banking Group Limited, WMC Finance and Alumina Limited]

17.	[ISDA Agreement Guarantee dated [*] between Citibank NA, WMC Finance and Alumina Limited]

18.	[ISDA Agreement Guarantee dated [*] between Commonwealth Bank of Australia, WMC Finance and Alumina Limited]

19.	[ISDA Agreement Guarantee dated [*] between Credit Suisse First Boston, WMC Finance and Alumina Limited]

20.	[ISDA Agreement Guarantee dated [*] between Deutsche Bank AG, WMC Finance and Alumina Limited]

21.	[ISDA Agreement Guarantee dated [*] between Hong Kong and Shanghai Banking Corporation, WMC Finance and Alumina Limited]

22.	[ISDA Agreement Guarantee dated [*] between Macquarie Bank Limited, WMC Finance and Alumina Limited]

23.	ISDA Agreement Guarantee dated 18 May 1998 between Mitsui & Co (Australia) Ltd, WMC Finance and Alumina Limited

24.	ISDA Agreement Guarantee dated 30 June 1995 between Morgan Stanley Capital Group Inc, WMC Finance and Alumina Limited

25.	[ISDA Agreement Guarantee dated [*] between National Australia Bank Limited, WMC Finance and Alumina Limited]

26.	[ISDA Agreement Guarantee dated [*] between Toronto Dominion Bank, WMC Finance and Alumina Limited]

27.	ISDA Agreement Guarantee dated 3 December 1996 between Morgan Stanley Capital Services Inc, WMC Finance and Alumina Limited

28.	ISDA Agreement Guarantee dated 30 June 1995 between Morgan Stanley & Co International Ltd, WMC Finance and Alumina Limited

29.	ISDA Agreement Guarantee dated 30 June 1995 between Morgan Stanley Capital Group (Singapore) Pte Ltd, WMC Finance and Alumina Limited

Demerger Deed	Arthur Robinson & Hedderwicks

30.	ISDA Agreement Guarantee dated 24 October 1999 between Morgan Guarantee Trust Company of New York, WMC Finance and Alumina Limited

31.	[Guarantee dated 26 November 1993 between UBS AG, WMC Finance and Alumina Limited]

32.	ISDA Agreement Guarantee dated 11 February 1992 between Westpac Banking Corporation, WMC Finance and Alumina Limited

33.	Deed of Guarantee and Indemnity dated 20 June 1991 between WMC Securities Pty Ltd and Alumina Limited

34.	Deed of Guarantee and Indemnity dated 10 December 1996 between WMC Securities Pty Ltd and Alumina Limited

35.	Australian Commercial Paper Programme Deed of Guarantee dated 29 March 1996 executed by Alumina Limited in favour of the Note Holders under WMC Finance’s Australian Commercial Paper Programme

36.	US Commercial Paper Programme Deed of Guarantee dated 23 December 1991 executed by Alumina Limited in favour of the Note Holders under WMC Finance’s US Commercial Paper Programme

37.	Indenture dated 1 November 1993 between WMC Finance (USA), Alumina Limited and The Bank of New York (as amended)

38.	Indenture dated 1 December 1996 between WMC Finance (USA), Alumina Limited and The Bank of New York

39.	Revolving Loan Facility Agreement dated [*] between Australia and New Zealand Banking Group Limited, WMC Finance and Alumina Limited

40.	Revolving Loan Facility Agreement dated [*] between Bank of America, WMC Finance and Alumina Limited

41.	Revolving Loan Facility Agreement dated [*] between [BNP], WMC Finance and Alumina Limited

42.	Revolving Loan Facility Agreement dated [*] between Chase Manhattan Australia Limited, WMC Finance and Alumina Limited

43.	Revolving Loan Facility Agreement dated [*] between Commonwealth Bank of Australia, WMC Finance and Alumina Limited

44.	Revolving Loan Facility Agreement dated [*] between Deutsche Bank AG, WMC Finance and Alumina Limited

45.	Revolving Loan Facility Agreement dated [*] between IBJ Australia Bank Limited, WMC Finance and Alumina Limited

46.	Revolving Loan Facility Agreement dated [*] between National Australia Bank Limited, WMC Finance and Alumina Limited

47.	Revolving Loan Facility Agreement dated [*] between Toronto Dominion Bank, WMC Finance and Alumina Limited

Demerger Deed	Arthur Robinson & Hedderwicks

48.	Revolving Loan Facility Agreement dated [*] between Westpac Banking Corporation, WMC Finance and Alumina Limited

49.	Medium Term Notes Deed of Guarantee dated 12 May 1999 executed by Alumina Limited in favour of the Note Holders under WMC Finance’s Medium Term Note Programme

50.	Bank Bilateral Debt Facility Agreement between Deutsche Bank AG, WMC Finance and Alumina Limited

51.	Bill Acceptance and Discount Facility between National Australia Bank Limited, WMC Finance and Alumina Limited

52.	Banking Facility Deed of Guarantee dated 6 February 1998 between CIBC Australia Ltd, WMC International Ltd and Alumina Limited

53.	Banking Facility Deed of Guarantee dated 16 July 1998 between Australia and New Zealand Banking Group Limited, WMC International Ltd and Alumina Limited

54.	Hedging Agreement (non-ISDA) dated 10 December 1996 between Prudential Bache International, WMC International Ltd and Alumina Limited

55.	Guarantee and Indemnity dated 9 January 1997 between Alumina Limited and Goldman Sachs Mitsui Marine Derivative Products, LP

56.	Guarantee and Indemnity dated 30 April 2000 between Alumina Limited and Koch Carbon, Inc.

57.	Guarantee and Indemnity dated 25 October 2000 between Alumina Limited and AIG International, Inc

58.	Guarantee and Indemnity dated 1 October 1996 between Alumina Limited and J Aron & Company

59.	Guarantee and Indemnity dated 9 January 1997 between Alumina Limited and Natexis Metals Limited (formerly Sogemin Metals Limited)

60.
Corridor Sands Project Agreement dated [28] November 2000 between Alumina Limited, WMC (Mineral Sands) Limited, Southern Mining Corporation Limited, Corridor Sands Limitada, Yangara Investments Limited and The Industrial Development Corporation of South Africa Limited

61.	Implementation Deed dated 5 June 1996 between, among others, Alumina Limited, Wesminco Oil Pty Ltd and Macquarie Corporate Finance Limited (as amended and novated)

62.	Change in Law Deed dated 5 June 1996 between, among others, Alumina Limited, Wesminco Oil Pty Ltd and Macquarie Corporate Finance Limited (as amended and novated)

63.	[Direct Infrastructure Bond Deed dated 8 July 1996 between Infrastructure Investments No 1 Pty Limited, Wesminco Oil Pty Ltd and Alumina Limited]

64.	Gas Transmission Agreement dated 29 September 1998 between Wesminco Oil Pty Ltd, WMC Resources and Alumina Limited

Demerger Deed	Arthur Robinson & Hedderwicks

65.
Development Allowance Authority Deed dated 30 September 1998 between Southern Cross Pipelines Australia Pty Ltd, AGL Pipelines Limited, TransAlta Energy Corporation, CMS Gas Transmission and Storage Company, Wesminco Oil Pty Ltd and Alumina Limited

66.
US$600 million Revolving Loan Note Facility Subscription Agreement dated 14 November 2002 between WMC Finance, Commonwealth Bank of Australia, Deutsche Bank AG, JP Morgan Chase Bank, Westpac Banking Corporation, Alumina Limited, WMC Resources, WMC (Olympic Dam Corporation) Pty Ltd and WMC Fertilizers Pty Ltd

67.
US$500 million Term Loan Note Facility Subscription Agreement dated 29 October 2002 between WMC Finance, Commonwealth Bank of Australia, Deutsche Bank AG, JP Morgan Chase Bank, Westpac Banking Corporation, Alumina Limited, WMC Resources, WMC (Olympic Dam Corporation) Pty Ltd and WMC Fertilizers Pty Ltd

Demerger Deed

Executed as a Deed in Melbourne.

Alumina Limited

The Common Seal of Alumina Limited
was duly affixed in the presence of:

Director

Print Name

Director/Secretary

Print Name

WMC Resources

The Common Seal of WMC Resources
Ltd was duly affixed in the presence of:

Director

Print Name

Director/Secretary

Print Name